                                                                Exhibit 10.47



                                    LOAN AGREEMENT


                                        AMONG


                    ARRIS PHARMACEUTICAL CORPORATION, AS BORROWER

                                         AND


                            THE SUMITOMO BANK, LIMITED AND

                            SILICON VALLEY BANK, AS LENDER

                                         AND

                         THE SUMITOMO BANK, LIMITED, AS AGENT


                                  SEPTEMBER 29, 1997

                                  TABLE OF CONTENTS
                                                                         Page
                                                                         ----

ARTICLE I.    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  1

   Section 1.1.    Definitional Provisions . . . . . . . . . . . . . . . .  1

ARTICLE II.   LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

   Section 2.1.    Term Notes. . . . . . . . . . . . . . . . . . . . . . .  1
   Section 2.2.    Use of Proceeds . . . . . . . . . . . . . . . . . . . .  4
   Section 2.3.    Payments. . . . . . . . . . . . . . . . . . . . . . . .  4
   Section 2.4.    Prepayments . . . . . . . . . . . . . . . . . . . . . .  6
   Section 2.5.    Indemnification; Increased Costs. . . . . . . . . . . .  6
   Section 2.6.    Investment Account and Custodian Account. . . . . . . .  8
   Section 2.7.    Change In Legality. . . . . . . . . . . . . . . . . . .  9

ARTICLE III.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . .  9

   Section 3.1.    Organization. . . . . . . . . . . . . . . . . . . . . .  9
   Section 3.2.    Power, Authority, Consents. . . . . . . . . . . . . . . 10
   Section 3.3.    No Violation of Law or Agreements . . . . . . . . . . . 10
   Section 3.4.    Due Execution, Validity, Enforceability . . . . . . . . 10
   Section 3.5.    Judgments, Actions, Proceedings . . . . . . . . . . . . 10
   Section 3.6.    No Defaults, Compliance With Laws . . . . . . . . . . . 11
   Section 3.7.    No Materially Adverse Contracts, Etc. . . . . . . . . . 11
   Section 3.8.    Financial Statements. . . . . . . . . . . . . . . . . . 11
   Section 3.9.    Title to Properties; Leases . . . . . . . . . . . . . . 11
   Section 3.10.   Priority of Liens . . . . . . . . . . . . . . . . . . . 12
   Section 3.11.   Patents, Copyrights, Licenses, Etc. . . . . . . . . . . 12
   Section 3.12.   Tax Returns . . . . . . . . . . . . . . . . . . . . . . 12
   Section 3.13.   Regulation U; Margin Stock. . . . . . . . . . . . . . . 12
   Section 3.14.   Full Disclosure . . . . . . . . . . . . . . . . . . . . 12
   Section 3.15.   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Section 3.16.   Environmental Compliance. . . . . . . . . . . . . . . . 13
   Section 3.17.   Other Regulations . . . . . . . . . . . . . . . . . . . 15
   Section 3.18.   Compliance with Securities Laws . . . . . . . . . . . . 15
   Section 3.19.   Solvency. . . . . . . . . . . . . . . . . . . . . . . . 15
   Section 3.20.   Subsidiaries or Affiliates. . . . . . . . . . . . . . . 15
   Section 3.21.   Pending Litigation. . . . . . . . . . . . . . . . . . . 15
   Section 3.22.   Compliance with Investment Policy . . . . . . . . . . . 15

(continuation)                TABLE OF CONTENTS
                                                                         Page
                                                                         ----


ARTICLE IV.   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . 15

   Section 4.1.    Conditions Precedent to the Effectiveness
                   of this Agreement . . . . . . . . . . . . . . . . . . . 15
   Section 4.2.    Conditions Precedent to Additional Disbursement . . . . 17

ARTICLE V.    AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . 17

   Section 5.1.    Books and Records . . . . . . . . . . . . . . . . . . . 17
   Section 5.2.    Inspections and Audits. . . . . . . . . . . . . . . . . 18
   Section 5.3.    Perform Obligations . . . . . . . . . . . . . . . . . . 18
   Section 5.4.    Fees and Expenses . . . . . . . . . . . . . . . . . . . 18
   Section 5.5.    Maintenance of Existence; Conduct of Business . . . . . 18
   Section 5.6.    Insurance . . . . . . . . . . . . . . . . . . . . . . . 19
   Section 5.7.    Certain Taxes . . . . . . . . . . . . . . . . . . . . . 19
   Section 5.8.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . 19
   Section 5.9.    Further Assurances With Respect To Accounts . . . . . . 20
   Section 5.10.   Financial Covenants . . . . . . . . . . . . . . . . . . 20
   Section 5.11.   Deposits Into Custodian Account . . . . . . . . . . . . 20
   Section 5.12.   Investment Policy . . . . . . . . . . . . . . . . . . . 21
   Section 5.13.   Deposit Relationship with Silicon Valley Bank . . . . . 21

ARTICLE VI.   DELIVERY OF FINANCIAL REPORTS,
              DOCUMENTS AND OTHER INFORMATION. . . . . . . . . . . . . . . 21

   Section 6.1.    Annual Financial Statements . . . . . . . . . . . . . . 21
   Section 6.2.    Quarterly Financial Statements. . . . . . . . . . . . . 21
   Section 6.3.    10Q and 10K Filings . . . . . . . . . . . . . . . . . . 21
   Section 6.4.    Cash and Covenant Reports . . . . . . . . . . . . . . . 22
   Section 6.5.    Other Information . . . . . . . . . . . . . . . . . . . 22
   Section 6.6.    No Trigger Event/Default Certificate. . . . . . . . . . 22
   Section 6.7.    Notices . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE VII.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 23

   Section 7.1.    Liens . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Section 7.2.    Changes in Business; Merger or Consolidation;
                   Disposition of Assets . . . . . . . . . . . . . . . . . 25
   Section 7.3.    Change of Office Address. . . . . . . . . . . . . . . . 25
   Section 7.4.    Violation of Agreement. . . . . . . . . . . . . . . . . 25

(continuation)                TABLE OF CONTENTS
                                                                         Page
                                                                         ----


ARTICLE VIII. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . 26

   Section 8.1.    Events of Default . . . . . . . . . . . . . . . . . . . 26

ARTICLE IX.   MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . 28

   Section 9.1.    Indemnity; Additional Fees. . . . . . . . . . . . . . . 28
   Section 9.2.    Survival of Agreements and Representations. . . . . . . 28
   Section 9.3.    Modifications, Consents and Waivers . . . . . . . . . . 28
   Section 9.4.    Entire Agreement. . . . . . . . . . . . . . . . . . . . 29
   Section 9.5.    Remedies Cumulative . . . . . . . . . . . . . . . . . . 29
   Section 9.6.    Further Assurances. . . . . . . . . . . . . . . . . . . 29
   Section 9.7.    Notices . . . . . . . . . . . . . . . . . . . . . . . . 29
   Section 9.8.    Construction; Governing Law . . . . . . . . . . . . . . 30
   Section 9.9.    Waiver of Jury Trial. . . . . . . . . . . . . . . . . . 30
   Section 9.10.   Jurisdiction. . . . . . . . . . . . . . . . . . . . . . 31
   Section 9.11.   Relationship of the Borrower and the Lenders. . . . . . 31
   Section 9.12.   Severability. . . . . . . . . . . . . . . . . . . . . . 31
   Section 9.13.   Binding Effect; Assignment. . . . . . . . . . . . . . . 32
   Section 9.14.   Counterparts. . . . . . . . . . . . . . . . . . . . . . 32
   Section 9.15.   Confidentiality . . . . . . . . . . . . . . . . . . . . 32
   Section 9.16.   Right of Set-off. . . . . . . . . . . . . . . . . . . . 32

APPENDIX A TO LOAN AGREEMENT -- DEFINITIONS............................... A-1

EXHIBITS

              Exhibit 2.1(a) - Form Note
              Exhibit 2.1(b) - Disbursement Request Form
              Exhibit 2.6(a) - Irrevocable Instructions and Power of Attorney"

SCHEDULES

   2.1(a)     Election Notice
   3.5        Judgements, Actions and Proceedings
   3.11       Patents, Copyrights, Licenses, etc.
   3.15       ERISA
   3.16       Environmental Compliance
   3.20       Subsidiaries and Affiliates

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(continuation)                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

   3.21       Pending Litigation
   3.22       Investment Policy
   5.6        Insurance
   7.1        Security Deposits

                                    LOAN AGREEMENT


    THIS LOAN AGREEMENT (the "Agreement") is made as of September 29, 1997 by and among ARRIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Borrower'), THE SUMITOMO BANK, LIMITED, a Japanese banking corporation, and SILICON VALLEY BANK, a California banking corporation (collectively the "Lenders" and individually a "Lender"), and THE SUMITOMO BANK, LIMITED, as agent for the Lenders (in such capacity, the "Agent").

    The parties hereto hereby agree as follows:

AI.                               DEFINITIONS

S1.      DEFINITIONAL PROVISIONS.

                   (a) Capitalized terms used in this Agreement and defined in APPENDIX A hereto, which APPENDIX A is attached to this Agreement and by this reference made a part hereof, shall have the respective meanings specified in such APPENDIX A.

                   (b) All terms defined in APPENDIX A shall have such defined meanings when used in any certificate or any other document made or delivered pursuant to this Agreement unless otherwise defined in such other document or certificate.

                   (c) All accounting terms not specifically defined in this Agreement or in APPENDIX A hereto shall be construed in accordance with generally accepted accounting principles as in effect in the United States of America.

AI.                               LOAN

    S1.  TERM NOTES.

                   (a) On the terms and subject to the conditions of this Agreement, each Lender hereby agrees, severally and not jointly, to loan to the Borrower an aggregate principal amount equal to its Pro Rata Share of Twenty Million Dollars ($20,000,000) (the "Loan"), provided that in no event shall the principal amount outstanding to any Lender exceed such Lender's Commitment. The Lenders will make an initial Disbursement to the Borrower on the Closing Date in the amount of Eleven Million Eight Hundred Thousand and No/100 Dollars ($11,800,000.00). During the Availability Period, the Lenders will make subsequent Disbursements to the Borrower subject to the conditions set forth in Subsection 2.1(b) and Section 4.2. The obligation of the Borrower to repay the Loan and to pay interest and all other costs and charges payable hereunder will be evidenced by promissory notes in the form of EXHIBIT 2.1(a) (individually a "Note," collectively the "Notes") dated as of date of each disbursement and payable to the order of the Agent on behalf of the Lenders in the original principal amount of such disbursement.

                   (b) The Borrower shall submit a written request or a telephonic request to the Agent (provided that such telephonic request is confirmed in a written notice by Borrower to Agent on the same Business Day in the form attached hereto as Schedule 2.1(a) (the "Election Notice") or such other form provided from time to time by Agent to Borrower) for each Disbursement at least four (4) Business Days prior to the desired funding date in the case of any borrowing consisting of a Eurodollar Rate Loan Portion, and not later than 12:00 Noon (Chicago time) at least one (1) Business Day prior to the desired funding date in the case of any borrowing consisting of a Prime Rate Loan Portion. The minimum amount for any Disbursement shall be Two Million Dollars ($2,000,000). There shall be a maximum of five (5) Disbursements (inclusive of the initial Disbursement made on the Closing Date). No Disbursement shall be made after the occurrence of a Default or an Event of Default. No Disbursement shall be made after the expiration of the Availability Period. Provided that Borrower has timely complied with the provisions of this
Section 2.1(b) and Section 4.2, then on each funding date by no later than 12:00 Noon (Chicago time) each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Pro Rata Share of the Disbursement requested by Borrower. Such deposit will be made to an account which the Agent shall specify from time to time by notice to each Lender. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire-transfer to the accounts specified in the applicable Disbursement request from Borrower. Neither Lender's obligation to make any Disbursement shall be affected by the other Lender's failure to make any Disbursement. Neither Lender shall have any liability to Borrower for the failure of the other Lender to fund its Pro Rata Share of a Disbursement and Borrower shall have the right to a Disbursement from each Lender only in the amount of such Lender's Pro Rata Share of a Disbursement.

                   (c) The Loan shall bear interest, and the Borrower shall pay interest on the outstanding principal balance of the Loan, from the date of the initial Disbursement to the Borrower until the Maturity Date, at the following rates per annum:

                        (i) with respect to any portion of such Loan which is a Eurodollar Rate Loan Portion, interest at a rate per annum on such Eurodollar Rate Loan Portion equal (at all times during each applicable Interest Period) to the Reserve Adjusted Eurodollar Rate for the applicable Interest Period plus the Applicable Margin; and

                        (ii) with respect to each portion of such Loan which is not a Eurodollar Rate Loan Portion, interest at a rate per annum on each such Loan Portion equal to the Prime Rate.

Not later than 2:00 p.m. (Chicago time) on the fourth Business Day prior to the initial funding of the

Loan, the Borrower may provide written notice ("Initial Notice") to the Agent of the dollar amount of the initial Disbursement which will be a Eurodollar Rate Loan Portion for the initial Interest Period. In the event that the Borrower fails to provide the Initial Notice in accordance with the preceding sentence, then the outstanding principal balance of the Loan shall bear interest at the Prime Rate until such time as Borrower has given an Election Notice in accordance with Section 2.1(d) below. Computations of interest will be on the basis of a 360 day year, for the actual number of days elapsed.

                   (a) The Borrower may elect by the Election Notice given to the Agent:

                             (i) by not later than 2:00 p.m. (Chicago time) on the fourth Business Day prior to the expiration of the Interest Period for any Eurodollar Rate Loan Portion, to continue such Loan Portion or any part thereof as a Eurodollar Rate Loan Portion for the next succeeding Interest Period. In the absence of a timely effective Election Notice to continue the applicable Loan Portion as a Eurodollar Rate Loan Portion, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan Portion to a Prime Rate Loan Portion, effective as of the last day of the preceding Interest Period.

                             (ii) by not later than 2:00 p.m. (Chicago time) on
                   the fourth Business Day prior to the proposed date for the conversion of a Prime Rate Loan Portion or any part thereof to a Eurodollar Rate Loan Portion, to convert such Prime Rate Loan Portion or any part thereof to a Eurodollar Rate Loan Portion.

                   (b) If the Borrower fails to draw down, to continue or to convert to, a Eurodollar Rate Loan Portion after giving an Initial Notice or Election Notice with respect thereto, the Borrower agrees to reimburse each Lender for the sum of:

                             (i) The principal amount of each such Eurodollar Rate Loan Portion times (([number of days between the date of failure to draw down, continue or convert and the last day in the applicable Interest Period] divided by 360), times the applicable Interest Differential); plus

                             (ii) All actual out-of-pocket expenses (other than
                   those taken into account in the calculation of the Interest Differential) incurred by the Lender (excluding allocations of any expense internal to the Lender) and reasonably attributable to such failure to continue or convert.

Notwithstanding the foregoing, no reimbursement shall be payable (and no credit or rebate shall be required) if the sum of the foregoing clauses (i) and (ii) is not a positive number.

                   (a) Notwithstanding anything herein to the contrary, if a Default or an Event of Default has occurred and is continuing, then the Borrower shall have no right to give an Election Notice, and the Agent may ignore any attempt by the Borrower to give an Election Notice.

                   1    An Election Notice with respect to any Eurodollar Rate
Loan Portion shall contain the following information:

                        1    the dollar amount which is to be continued as, or
              converted to, a Eurodollar Rate Loan Portion; and

                        2    the duration of the new Interest Period.

Notwithstanding anything herein to the contrary, the outstanding Loan balance may not at any time be comprised of more than seven (7) Eurodollar Rate Loan Portions at the same time without the Agent's consent, which shall be in the Agent's sole and absolute discretion. Once received by the Agent, any Initial Notice or Election Notice will be irrevocable for the applicable Eurodollar Rate Loan Portion for the applicable Interest Period.

                   1    In the event that on the date for determining the
Reserve Adjusted Eurodollar Rate to be paid by the Borrower in respect of any Interest Period, the Agent determines in good faith (which determination will be conclusive and binding on the Borrower) that by reason of circumstances affecting the London interbank Eurodollar market, either Eurodollar rates are not offered in the London interbank Eurodollar market or adequate and fair means do not exist for ascertaining the Reserve Adjusted Eurodollar Rate for such Interest Period, the Agent shall promptly give to the Borrower telephonic notice (confirmed as soon as practicable in writing) of such determination. During the existence of such circumstances, any existing Eurodollar Rate Loan Portion in respect of which such circumstances exist will convert to a Prime Rate Loan Portion at the end of the applicable Interest Period.

1             USE OF PROCEEDS.  The proceeds of the Loan shall be used by the
Borrower for the purpose of funding, or replenishing working capital reserves used to fund, capital expenditures for enhancement of research and development facilities, manufacturing facilities, acquisition of laboratory equipment or other equipment and for general corporate purposes.

2             PAYMENTS.

                   1    Interest only shall be payable on each Interest Payment
Date during the period commencing on the date of the initial Disbursement and continuing through and including August 31, 1998. Thereafter, the Borrower will repay the principal amount of the Loan in forty-eight

(48) equal consecutive monthly installments of principal (each installment being in an amount sufficient to amortize the outstanding principal balance of the Loan over a period of forty-eight (48) months; i.e., each installment of principal shall be equal to 2.0833% of the principal balance of the Loan on August 31, 1998), payable on the last Business Day of each calendar month commencing with the first such payment due on September 30, 1998 and continuing until the Maturity Date, on which date the Borrower shall make a final payment in an amount equal to all the then unpaid principal of the Loan and all unpaid interest thereon. In addition, the Borrower shall pay interest on each Interest Payment Date during the period commencing on October 1, 1998, and continuing through and including the Maturity Date. Notwithstanding the foregoing, repayment of the Loan and all accrued and unpaid interest thereon may be accelerated upon the occurrence and during the continuance of an Event of Default.

                   (a) The Borrower shall make all payments hereunder in U.S. Dollars and in immediately available funds at the Agent's office at 233 South Wacker Drive, Suite 5400, Chicago, Illinois 60606 (or at such other office as the Agent may notify the Borrower in writing) via wire transfer to The Sumitomo Bank, Limited, Chicago Branch, ABA 071001850, through the Federal Reserve Bank of Chicago, Reference: Arris. Payments not made prior to 12:00 noon (Chicago time) on the date of payment will be deemed paid on the next Business Day. Payments which fall due on a day which is not a Business Day will be payable on the next Business Day, with interest to accrue to such date of payment, provided that, with respect to any payment of principal or interest relating to a Eurodollar Rate Loan Portion, if the next succeeding Business Day is in the next calendar month, such payment shall be made on the next preceding Business Day. All payments hereunder and under the Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement or the Note, as the case may be.

                   (b) Any installment of interest only or of principal and interest, or any other amount payable hereunder, which is not paid when due, will bear (and the Borrower shall pay) interest (to the extent permitted by law) from such due date until such unpaid amount has been paid in full (whether before or after judgment) at a rate per annum equal to (i) in the case of each Eurodollar Rate Loan Portion, **-------------------------------------- in excess of the rate then applicable to such Loan Portion until the end of the Interest Period then applicable to such Loan Portion and thereafter at a rate per annum equal to **------------------------------------- in excess of the Prime Rate, and (ii) in the case of each Prime Rate Loan Portion, **--------------------- in excess of the Prime Rate (the "Default Rate").

                   (c)  In partial consideration for the Lenders making the
Loan to the Borrower, the Borrower shall pay to the Agent for the account of the
Lenders:
**------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-----------------------------------------------------------------------


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


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---------------------------.

S1.      PREPAYMENTS.  Subject to this Section 2.4, the Borrower may, upon three (3) Business Days' prior notice to the Agent, prepay the outstanding amount of the Loan in whole or in part without penalty or premium but subject to the provisions of the following sentence. In the event that the Borrower prepays or is required to prepay any Eurodollar Rate Loan Portion, the Borrower agrees to reimburse each Lender for the sum of:

                   (a) The principal amount of each such Eurodollar Rate Loan Portion times (([number of days between the date of prepayment and the last day in the applicable Interest Period] divided by 360), times the applicable Interest Differential); plus

                   (b) All actual out-of-pocket expenses (other than those taken into account in the calculation of the Interest Differential) incurred by the Lenders (excluding allocations of any expense internal to the Lenders) and reasonably attributable to such payment or prepayment.

Notwithstanding the foregoing, no prepayment fee shall be payable (and no credit or rebate shall be required) if the sum of the foregoing subparagraphs (a) and
(b) is not a positive number. The Loan is not in a nature of a revolving loan; therefore, amounts prepaid or repaid under the Note may not be reborrowed.

S1.      INDEMNIFICATION; INCREASED COSTS.

                   (a) If after the date of this Agreement the Agent reasonably determines that any Regulatory Change, or compliance by any of the Lenders with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency charged with the interpretation or administration of any applicable law, rule or regulation which is effective or issued after the date hereof:

                        (i) Subjects any Lender to any tax, duty or other charge with respect to the Loan or the Note, or changes the basis of taxation of payments to any Lender of the principal of or interest on the Loan or any other amounts due under this Agreement in respect of the Loan except for changes in the rate of tax on the overall net income of any Lender or such Lender's lending office imposed by the State of California or the jurisdictions in which such Lender's principal executive office or applicable lending office is located) (such non-excluded amounts, "Taxes"); or

                        (ii) Imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, liquidity, capital maintenance, capital adequacy, capital ratio (including, but without limitation thereto, any request by or requirement of any regulatory body or official which affects the manner in which any Lender allocates capital resources to its obligations hereunder), for the account of, or credit extended by, any such Lender or imposes on any Lender any other condition affecting the Loan, or the Note;

         and the result of any of the foregoing is to (A) impose a cost on or increase the cost to any Lender of making or maintaining the Loan, or
         (B) cause an increase in any capital requirement arising out of the making or maintenance of the Loan or any obligation to the Borrower hereunder or (C) reduce the amount of any sum received or receivable by any Lender under this Agreement or under the Note, by an amount reasonably deemed by the Agent to be material, then, within ten (10) days after demand by the Agent, the Borrower shall pay the Agent for the account of the Lenders such additional amount or amounts as will compensate the Lenders for such increased cost or reduction as such cost or reduction is incurred by any of the Lenders. If the Agent makes any claim for compensation to the Lenders under this Section 2.5, the Borrower may immediately elect by written notice (or telephonic notice confirmed as soon as practicable in writing) to the Agent to prepay the Loan (but subject to payment of any other amounts due under Section 2.4 and this Section 2.5, including any increased cost or reduction incurred through the date of such prepayment or conversion). The Agent shall promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lenders to compensation pursuant to this
         Section 2.5. The Agent shall provide to the Borrower a certificate claiming compensation under this Section 2.5, setting forth the additional amount or amounts to be paid to it hereunder and showing in reasonable detail the Agent's calculation thereof which shall be presumed to be correct absent manifest error. In determining such amount, the Agent may use any reasonable averaging and attribution methods. The Agent shall exercise reasonable efforts to promptly provide the Borrower with notice of the imposition, or overtly threatened exercise of, any Regulatory Change set forth in this
         Section 2.5 of which the

         Agent has actual knowledge, provided, however, that the failure by the Agent to so provide such notice will not relieve the Borrower of any of its obligations hereunder.

                   (a) Each Lender agrees that it will use reasonable efforts to reduce or eliminate any claim for compensation pursuant to this
         Section 2.5, including designating a different lending office for the Loans, if such designation will avoid the need for or reduce the amount of any such compensation, PROVIDED that a Lender will not be obligated to take any actions that would, in the sole opinion of such Lender, be disadvantageous to such Lender in any material respect (it being understood that the incurrence of any unreimbursed cost or expense by such Lender that would not have been incurred but for such action is material).

              (b)  Notwithstanding anything to the contrary contained in this
         Section 2.5, Borrower shall not be obligated to indemnify or reimburse any Lender for any reduction in such Lender's rate of return on its capital as a consequence of such Lender's obligations hereunder that arose or was incurred during or is otherwise attributable to any period of time more than 180 days prior to the date on which such Lender delivered its written statement for indemnification or reimbursement for such reduction.

S1.      INVESTMENT ACCOUNT AND CUSTODIAN ACCOUNT.

                   (a) Prior to the occurrence of a Trigger Event, the Borrower shall hold at all times a minimum balance consisting of Cash and Cash Equivalents, which are not subject to any Lien (other than General Tax Liens) or claim of any Person, in the sum of (i) the outstanding principal balance of the Loan plus the Interest Reserve plus (ii) restricted cash (if any) and amounts which may be restricted in the future pursuant to agreements between the Borrower and third parties, in an investment account (the "Investment Account") with an institution approved by Agent (such institution being referred to herein as the "Account Holder"). The initial Account Holder will be Smith Barney, Inc. The amounts held in the Investment Account shall be subject to the investment control of the Borrower. The Account Holder in respect of the Investment Account cannot be changed or a new Investment Account opened without the Agent's prior written approval, which approval shall not be unreasonably withheld. The Borrower shall deliver to the Account Holder the Irrevocable Instructions and Power of Attorney in the form of EXHIBIT 2.6.a (the "Irrevocable Instructions and Power of Attorney").

                   (b) On or before the Closing Date, the Borrower, for the benefit and on behalf of the Agent and the Lenders, shall establish and maintain or cause to be established and maintained in the name of the Borrower an account (the "Custodian Account") with Sumitomo Bank of New York Trust Company (the "Bailee") under the Custodian Agreement and the Collateral Bailment Agreement. Pursuant to the Restricted Account and Security Agreement by and among the Agent, the Bailee and the Borrower, the Borrower has granted to the Agent on behalf of the

Lenders a security interest in all of its right, title and interest in the Custodian Account, all deposits or investments held therein and all proceeds thereof to secure payment and performance of the Borrower's obligations hereunder. On or before the Closing Date, the Borrower shall cause to be deposited in the Custodian Account the sum of **----------------------------------------. So long as the Borrower is indebted to the Lenders hereunder and until payment in full of the Note and the Borrower's full and complete performance of its obligations hereunder, the Custodian Account shall at all times have a Restricted Account Balance of not less than the greater of (i) **---------------------------------------- minus the amount of any fees payable to the Bailee and deducted from the Custodian Account; and (ii) **---------------------------. The terms and conditions of the Restricted Account and Security Agreement, the Collateral Bailment Agreement, and the Custodian Agreement are incorporated herein by reference.

S1.      CHANGE IN LEGALITY.

                   (a) In the event that at any time the Agent shall have reasonably determined (which determination shall be presumed to be correct until the contrary shall have been established) that by reason of a change in any law or regulation or in the interpretation thereof by any governmental authority charged with the interpretation thereof affecting any of the Lenders or the Eurodollar market and applicable to any Eurodollar Rate Loan Portion, the making or continuation of a loan at the applicable Reserve Adjusted Eurodollar Rate plus the Applicable Margin has become unlawful, the Agent shall forthwith give written notice (or telephonic notice, confirmed as soon as practicable in writing) to the Borrower and the obligation of the Lenders to make or maintain such Eurodollar Rate Portion at the applicable Reserve Adjusted Eurodollar Rate plus the Applicable Margin shall terminate and the Borrower shall forthwith upon receipt of notice of such determination prepay such Eurodollar Rate Loan Portion without premium or penalty (subject to Sections 2.4 and 2.5), together with all interest accrued on the amount prepaid to the date of prepayment. A certificate, setting forth (x) each event which the Agent shall have determined makes the continuation of such Eurodollar Rate Loan Portion unlawful and (y) any additional amounts payable by the Borrower under Sections 2.4 and 2.5 (and the basis therefor and the Agent's computation thereof) upon prepayment of such Eurodollar Rate Loan Portion, shall be furnished to the Borrower by the Agent and shall be presumed correct absent manifest error.

                   (b) In the event that the Borrower is obligated to prepay a Eurodollar Rate Loan Portion pursuant to clause (a) of this Section 2.7, the Borrower shall have the right, upon written notice (or telephonic notice confirmed as soon as practicable in writing) to the Agent, in lieu of such prepayment, to elect to convert such Eurodollar Rate Portion to a Prime Rate Loan Portion, effective on the date on which such prepayment would otherwise be required to have been made, provided that on the effective date of conversion the Borrower also shall pay all interest accrued on the amount converted to the date of conversion and such additional amounts, if any, payable by the Borrower under Section 2.4, as specified in the certificate furnished the Borrower pursuant to said clause (a).

AI.                                         REPRESENTATIONS AND WARRANTIES

    The Borrower hereby represents and warrants to the Agent and the Lenders that:

    S1. ORGANIZATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Borrower has the power to own its assets, to transact the business in which it is presently engaged and in which it proposes to be engaged and is duly qualified and in good standing in each jurisdiction in which the failure to qualify to do business is reasonably likely to affect materially and adversely its financial condition and business operations.

S1.      POWER, AUTHORITY, CONSENTS.

                   (a) Borrower has the power to execute, deliver and to perform its obligations under the Loan Documents.

                   (b) Borrower has the power to borrow hereunder and has taken all necessary action to authorize the borrowing hereunder on the terms and conditions of this Agreement.

                   (c) Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents.

                   (d) No consent or approval of any Person, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency is or will be required in connection with the execution and delivery of the Loan Documents by Borrower, or the performance by Borrower of its obligations thereunder or the validity, enforcement or priority of the Loan Documents, or any Lien created and granted thereunder, except such consents as have been obtained and copies of which have been delivered to the Lenders.

S2.      NO VIOLATION OF LAW OR AGREEMENTS.  The execution and delivery of the
Loan Documents and the performance by Borrower of its obligations thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, Borrower's charter or bylaws or create (with or without the giving of notice or lapse of time, or both) a default under or material breach of any agreement, bond, note or indenture to which Borrower is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien (other than the Lien that results in favor of Agent on behalf of the Lenders) of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of Borrower.

S3.      DUE EXECUTION, VALIDITY, ENFORCEABILITY.  This Agreement and each of the other Loan Documents has been, or upon the execution and delivery thereof, will be, duly executed and delivered by Borrower, and each constitutes, or, upon the execution and delivery thereof, will constitute, the valid and legally binding obligation of Borrower, enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, moratorium, insolvency, reorganization, or other similar laws or equitable principles relating to the enforcement of creditors' rights generally.

S4.      JUDGMENTS, ACTIONS, PROCEEDINGS.  Except as set forth in SCHEDULE 3.5, there are no outstanding judgments, actions (including, without limitation, derivative actions), suits or proceedings pending before any court or governmental authority, bureau or agency, having a claim or amount in controversy that exceeds $50,000 in any one instance or $100,000 in the aggregate at any one time with respect to or, to the best of the Borrower's knowledge, threatened against or affecting Borrower.

S5.      NO DEFAULTS, COMPLIANCE WITH LAWS.   Borrower is not in material
default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or its charter documents or bylaws, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected or evidencing, guaranteeing or relating to any outstanding indebtedness, liability or obligation for borrowed money or lease obligations, which default is reasonably likely to have a material adverse effect on the business, operations, financial condition or properties of Borrower, or on Borrower's ability to perform its obligations under the Loan Documents.
Borrower has complied and is in compliance in all material respects with all applicable laws, ordinances and regulations, the non-compliance with which could have a material adverse effect on the business, operations, financial condition or properties of Borrower, or on the ability of Borrower to perform its obligations under the Loan Documents.

S6.      NO MATERIALLY ADVERSE CONTRACTS, ETC.  Borrower is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has, or is expected in the judgment of the Borrower, to have a materially adverse effect on the business, assets or financial condition of the Borrower. Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the officers of the Borrower, to have any materially adverse effect on the business of the Borrower.

S7.      FINANCIAL STATEMENTS.

                   (a) Borrower has furnished to the Lenders its most recent audited Financial Statements and all subsequent unaudited Financial Statements which are available to the public. Each of the Financial Statements is correct and complete in all material respects and presents fairly the financial condition of the Borrower, at its date or for the respective period, and has been prepared in accordance with generally accepted accounting principles, except that the unaudited Financial Statements do not contain all footnotes required by generally accepted accounting principles.

                   (b) The Borrower has no material obligation, liability or commitment, direct or contingent, which is not reflected in the Financial Statements or in any notes thereto in accordance with generally accepted accounting principles.

                   (c) There has been no material adverse change in the financial position or operations of the Borrower since the date of the Financial Statement for the fiscal quarter ending June 30, 1997.

                   (d) The Borrower's fiscal year is the twelve (12) month period ending on December 31 in each year.

S8.      TITLE TO PROPERTIES; LEASES.  Except as disclosed in the footnotes to the Financial Statements, Borrower owns all of the material assets reflected in the most recent balance sheet or acquired since that date (except property and assets leased, sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others other than Permitted Liens, including any mortgages, ordinary or capital leases, conditional sales agreements, title retention agreements, liens or other encumbrances.

S9.      PRIORITY OF LIENS.  The Liens which have been or will be created and granted by the Loan Documents upon the execution and delivery thereof constitute, or will constitute upon such execution and delivery, valid first priority Liens on the properties and assets covered by the Loan Documents, subject to no other liens.

S10. PATENTS, COPYRIGHTS, LICENSES, ETC. Borrower owns or has a valid right to use all material patents, copyrights, trademarks, trade names, licenses, franchises, and rights in respect of the foregoing ("Intellectual Property Rights"), adequate for the conduct of its business substantially as now conducted without conflict with any rights of others, and there are no suits or claims for infringement with respect to the Intellectual Property Rights except as set forth in SCHEDULE 3.11. SCHEDULE 3.11 lists all pending suits or claims for infringement with respect to Intellectual Property Rights.

S11.          TAX RETURNS.

                   (a) The Borrower has filed all federal and state income tax returns and all other tax returns, reports, and declarations required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof except for returns, taxes, interest or penalties with respect to which it has duly filed extensions or is contesting the validity thereof by appropriate proceedings diligently conducted in good faith. No audits of the federal income tax returns of the Borrower are pending.

                   (b) Except to the extent that reserves therefor are reflected in the Financial Statements, (i) there are no material federal, state or local tax liabilities of the Borrower due or to become due for any tax year ended on or prior to the date of the most recent balance sheet included in the Financial Statements, whether incurred in respect of or measured by the income of such entity, which are not properly reflected in such balance sheet, and (ii) there are no material claims pending or, to the knowledge of the Borrower proposed or threatened against the Borrower for past federal, state or local taxes.

S12.     REGULATION U; MARGIN STOCK.  No part of the proceeds received by the
Borrower from the Loan will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purposes of purchasing or carrying, any margin stock as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221. The Borrower does not own margin stock which would, in the aggregate, constitute a substantial part of the assets of the Borrower.

S13.          FULL DISCLOSURE.  Neither the Financial Statements nor any
certificate, opinion, or any other statement made or furnished in writing to the Lenders by or on behalf of the Borrower in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

S14.          ERISA.

                   (a) Except as set forth in SCHEDULE 3.15, none of the Borrower or any of its Affiliates has pension or other employee benefit plans which are subject to the provisions of Title IV of ERISA (any such plans which have been or may hereafter be adopted or assumed by the Borrower are hereinafter referred to individually as a "Plan" and, collectively, as the "Plans"). In connection with the Plans, Borrower does not have, or know of any likely event which will give rise to, any direct or contingent material liabilities of the Borrower to the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor or the Internal Revenue Service ("IRS").

                   (b) None of the Borrower or any of its Affiliates is a participating employer in any Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA.

                   (c) None of the Borrower or any of its Affiliates is a participating employer in a multiemployer plan as defined in Section 4001(a) of ERISA, which participation could give rise to material withdrawal liability on the part of the Borrower, as the case may be under Subtitle E of Title IV of ERISA.

              For purposes of this Agreement, all references to "ERISA" shall be deemed to refer to the Employee Retirement Income Security Act of 1974 (including any sections of the Code) as heretofore amended and as it may hereafter be amended or modified, and all regulations promulgated thereunder, and all references to the Borrower in this Section 3.15, or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Borrower and all other entities which are part of a Controlled Group with respect to the Borrower.

S1.      ENVIRONMENTAL COMPLIANCE.  Except as set forth in SCHEDULE 3.16, the
Borrower has taken all necessary steps to comply in all material respects with Environmental Laws (as hereinafter defined) and has determined that:

                   (a) Borrower is not in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, each as amended as of the date hereof, or any other federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws");

                   (b) The Borrower has not received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that it conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or
         (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                   (c) To the Borrower's knowledge: (i) the properties on which the Borrower conducts its business have not been used by the Borrower for the handling, processing, storage or Disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, no Hazardous Substances have been generated or are being used on property leased by the Borrower on which the Borrower conducts its business except in accordance with applicable Environmental Laws;
         (iii) there has been no Release or threatened Release of Hazardous Substances by the Borrower on, upon, into or from the properties on which the Borrower operates its business, which Release would have a material adverse effect on the Borrower's business; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the properties on which the Borrower conducts its business, through soil or groundwater contamination, which may have come to be located on, and which would have a material adverse effect on the Borrower's business; and (v) in addition, any Hazardous Substances that have been generated by the Borrower on the properties on which the Borrower conducts its business have been transported off-site only by carriers having an identification number issued by the EPA, treated or Disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                   (d) none of the properties on which the Borrower conducts its business is or is expected to be in violation of any applicable environmental clean-up responsibility law or regulation or environmental restrictive transfer law or regulation, in regard to which failure to comply would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower.

S2.      OTHER REGULATIONS.  The Borrower is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any federal or state statute or regulations limiting its ability to incur Indebtedness.

S3.      COMPLIANCE WITH SECURITIES LAWS.  All offers and sales of securities of the Borrower have been made in material compliance with all applicable federal and state securities laws, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

S4.      SOLVENCY.  The Borrower is solvent and is not the subject of bankruptcy or insolvency proceedings.

S5.      SUBSIDIARIES OR AFFILIATES.  The Borrower does not have any Subsidiary or Affiliate (other than as set forth in SCHEDULE 3.20).

S6.      PENDING LITIGATION.  Except as set forth in SCHEDULE 3.21, there are no lawsuits or claims pending against Borrower which could have a material adverse affect on the Borrower's financial condition.

S7.      COMPLIANCE WITH INVESTMENT POLICY.  The Borrower is in compliance with its Investment Policy for investment of Cash and Cash Equivalents (the "Investment Policy"). A true and correct copy of such Investment Policy is attached as SCHEDULE 3.22.


AI.                               CONDITIONS PRECEDENT


    S1. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement and the obligations of the Agent and the Lenders hereunder shall be subject to the following conditions precedent:

                   (a) The Borrower will have executed and delivered to the Agent a Note in the amount of the initial Disbursement, the Collateral Bailment Agreement, the Restricted Account and Security Agreement, the Irrevocable Instructions and Power of Attorney, the Custodian Agreement, the Financing Statement and two original counterparts of this Agreement.

                   (b) The Bailee will have executed and delivered the Collateral Bailment Agreement, the Custodian Agreement and the Restricted Account and Security Agreement;

                   (c) The initial Account Holder will have executed and delivered its consent to the Irrevocable Instructions and Power of Attorney to the Agent;

                   (d)  The Borrower shall have deposited
         **-------------------------------- into the Custodian Account;

                   (e) The Borrower will have otherwise fully complied with all of the terms and conditions of the Loan Documents;

                   (f) The Borrower will have delivered to the Agent the following, in form and substance acceptable to the Agent:

                        (i) a copy of the Certificate of Incorporation of Borrower certified by the Secretary of State of Delaware;

                        (ii) a copy of the by-laws of the Borrower certified by
              its Secretary;

                        (iii) a copy of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement, the Note, the Loan Documents and all instruments and documents provided for herein or therein, certified by the Secretary of the Borrower;

                        (iv) a good standing certificate for the Borrower,
              dated as of a date not more than ten (10) days prior to the Closing Date from the Secretary of State of the State of Delaware;

                        (v) an incumbency certificate with respect to the officers of the Borrower, certified by its Secretary; and

                        (vi) evidence that Borrower is qualified to do business
              in the State of California and is in good standing as a foreign corporation;

                   (g) The legal counsel of the Borrower will have delivered to the Agent, for the benefit of the Agent and the Lenders, such legal counsel's legal opinion as to the due organization, existence, qualification to do business, and good standing of the Borrower, the due authorization, execution and enforceability of this Agreement and the other Loan Documents, the absence of pending and threatened litigation, the non-contravention of other documents evidencing or relating to material Indebtedness to any party, instruments, laws, and regulations, and such other matters as the Agent may reasonably require, in form and substance reasonably satisfactory to the Agent;

                   (h) The Agent shall have received the portion of the Initiation Fee which is due on the Closing Date, the Funding Fee for the initial Disbursement made on the Closing Date and all other fees and expenses (including, without limitation, the Agent's and the Lenders' legal fees and expenses incurred in the negotiation and preparation of the Loan Documents and any other fees and expenses of the Agent or the Lenders for UCC searches or filing fees) required to be paid to Agent or the Lenders on or before the Closing Date; and

                   (i) All representations and warranties of the Borrower contained herein are true and correct in all material respects as of the Closing Date and Borrower will have executed and delivered to the Agent such certificates with respect thereto as the Agent may reasonably require.

S2.      CONDITIONS PRECEDENT TO ADDITIONAL DISBURSEMENTS.  The obligations of the Agent and the Lenders to make Disbursements after the initial Disbursement shall be subject to the following conditions precedent:

                   (a) The Borrower shall have executed and delivered to the Agent a Note in the amount of the proposed Disbursement;

                   (b) The Agent shall have received the Funding Fee for the proposed Disbursement;

                   (c) All representations and warranties of the Borrower contained herein shall be true and correct in all material respects as of the proposed date of Disbursement and the Borrower shall have executed and delivered to the Agent such certificates with respect thereto as the Agent may reasonably require; and

                   (d) The Borrower shall have complied with each and every condition and covenant set forth in this Agreement, including, without limitation, those set forth in Section 2.1(b).


AI.                               AFFIRMATIVE COVENANTS


    So long as the Borrower is indebted to the Lenders hereunder, and until payment in full of the Note and full and complete performance of all of its other obligations arising hereunder (except for the Borrower's obligations under Section 5.7 or Section 9.1 to indemnify the Agent and the Lenders under certain circumstances following the payment of the Note), the Borrower shall in all material respects:

    S1. BOOKS AND RECORDS. Borrower shall keep and shall cause its Subsidiaries to keep adequate books and records of account, in which entries, true and complete in all material respects, will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles consistently applied and applicable law.

S2.      INSPECTIONS AND AUDITS.  Permit the Agent or any Lender to make or cause to be made
reasonable inspections and audits of any books, records and papers of the Borrower and to make extracts therefrom and copies thereof at all such reasonable times and upon reasonable notice, provided, however, that certain areas of the Borrower's facilities may be restricted for reasons of health and safety and the neither the Agent nor the Lenders will be permitted access to such restricted areas.

S3.      PERFORM OBLIGATIONS.  Pay and discharge all of its obligations and liabilities including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges are contested in good faith and by appropriate proceedings and that, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by the Borrower, and provided that the Agent is reasonably satisfied that the Accounts are not in danger of being the subject of a Lien (except to the extent permitted by Section 7.1) or sold, forfeited or lost as a result thereof and the Borrower has provided such security or other assurances with respect thereto as the Agent reasonably requests.

S4.      FEES AND EXPENSES.  Pay on demand: (i) all costs and expenses
(including, without limitation, reasonable legal fees, filing fees and UCC search fees) of the Agent or the Lenders in connection with the preparation, execution and delivery of this Agreement, and the other Loan Documents; (ii) all costs and expenses of the Agent or the Lenders in enforcing the Borrower's performance of and compliance with all agreements and conditions contained in the Loan Documents on its part to be performed or complied with or in connection with the negotiation, preparation and execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument which is proposed but not executed and delivered) or relating to any claim or action threatened, made or brought against the Agent or the Lenders arising out of or relating to any extent to the Loan Documents, or the transactions contemplated hereby or thereby; (iii) all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by the Agent or the Lenders in connection with the enforcement or the payment of the Note or any other sum due to it under any of the other Loan Documents or any of its other rights hereunder or thereunder; and (iv) any and all costs and expenses incurred by Agent or the Lenders in conducting lien searches, UCC searches or other due diligence investigations which the Agent or the Lenders determine are necessary to monitor the Borrower's performance hereunder and which are incurred after the Closing Date.

S5.      MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS.  Preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary in the normal conduct of its business except for transfers (including, without limitation, transfers in the form of paid-up licenses) for reasonably equivalent value in the normal course of its business. The Borrower shall comply in all material respects with all applicable laws, rules, regulations, orders, writs, decrees and judgments and its charter and bylaws, and with the material terms of all mortgages, indentures, leases, contracts and other agreements and instruments binding upon the Borrower. The Borrower will continue to engage in business of the same general type as now conducted by the Borrower.

S6.      INSURANCE.  Maintain with financially sound and reputable insurers insurance with respect to its properties and business against such liabilities, casualties and contingencies and of such types and in such amounts as shall be customary for businesses engaged in similar activities in similar geographic areas. Without limiting the foregoing, the Borrower will (i) keep all of its physical property insured against fire and extended coverage risks in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas (provided, however, that Borrower shall not be required to obtain earthquake coverage), (ii) maintain all such workers' compensation or similar insurance as may be required by law, and
(iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Borrower, business interruption insurance and product liability insurance.
SCHEDULE 5.6 lists insurance of the Borrower currently in effect. The Borrower shall furnish to the Agent, from time to time upon the Agent's request, certificates or other evidence reasonably satisfactory to the Agent of compliance with the foregoing.

S7.      CERTAIN TAXES.

                   (a) If, under any law in effect on the date hereof, or under any law subsequently enacted, it is determined that any U.S. federal, state or local tax (other than a tax based on the net income of Agent and/or the Lenders) is payable in respect of the issuance of the Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower shall pay any such tax and all interest and penalties thereon, if any, and shall indemnify the Agent and the Lenders against and save them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax.

                   (b) If any such tax or taxes shall be assessed or levied against any of the Agent, the Lenders or any other holder of the Note, the Agent, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and will thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower.

                   (c) Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 5.7 will survive for two (2) years following the payment of the Note and the termination of this Agreement.

S8.      USE OF PROCEEDS.  Use the proceeds of all Disbursements made by the
Lenders hereunder only for the purpose specified in Section 2.2 -- "Use of Proceeds." The Borrower will not use any of the proceeds of such Loans, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Borrower or the Lenders in a violation of Regulation G, T, U or X issued by the Federal Reserve Board.

S9.      FURTHER ASSURANCES WITH RESPECT TO ACCOUNTS.  Promptly supply the
Agent with such information concerning the Investment Account as the Agent may reasonably request from time to time hereafter, including, without limitation, Account statements which shall be delivered not less frequently than quarterly (or more frequently if required pursuant to Section 6.4), which account statements will summarize the value of deposits and investments in the Accounts.

S10.          FINANCIAL COVENANTS.  The Borrower on a consolidated basis shall maintain at all times:

                        (i)   **-----------------------------------------------
---------------------------------------;

                        (ii)  **-----------------------------------------------
----------------------;

                        (iii) **-----------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------; and

                        (iv)  **-----------------------------------------------
----------------------------------------------------------------------.

The failure of the Borrower to maintain any of the covenants set forth in this
Section 5.10(i)-(iv) and/or the occurrence of an Event of Default under Section
8.1 of this Agreement shall be a "Trigger Event."

S1.      DEPOSITS INTO CUSTODIAN ACCOUNT.  Upon the occurrence of a Trigger
Event, the Borrower will make, or, the Agent may direct the Account Holder pursuant to the Irrevocable Instructions and Power of Attorney to make, payments or deposits to the Custodian Account such that after giving effect to such payments or deposits the Restricted Account Balance equals or exceeds the Required Restricted Account Balance. At the time of each such payment, the Borrower will submit to the Agent a statement setting forth the market values of marketable securities and the Restricted Account Balance as of the date of deposit (after giving effect to any deposits made on or before such day). Notwithstanding anything in this Agreement to the contrary, after the occurrence of a Trigger Event and Borrower's again thereafter coming into full compliance with each of the financial covenants set forth in Section 5.10 (i) through (iv) and provided that no Default or Event of Default has occurred and is continuing, the Agent, with the consent of the Lenders, may instruct the Baliee to return to the Account Holder for deposit in the Investment Account such amount as is agreed to by the Lenders in their sole and absolute discretion, provided, however, that on the occurrence thereafter of another Trigger Event, a Default or an Event of Default, the Agent and the Lenders will have the rights granted under this Agreement with respect to such other Trigger Event, Default or Event of Default.

S2.      INVESTMENT POLICY.  The Borrower shall at all times comply with the
Investment Policy.

S3.      DEPOSIT RELATIONSHIP WITH SILICON VALLEY BANK.  Borrower agrees to initiate a banking relationship with Silicon Valley Bank which may take the form of either (a) establishing Borrower's core operating account at Silicon Valley Bank or (b) **-----------------------------------------------------------------
--------------------------------------.


AI.                               DELIVERY OF FINANCIAL REPORTS,
                   DOCUMENTS AND OTHER INFORMATION


    So long as the Borrower is indebted to the Lenders hereunder and until payment in full of the Note and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to the Lenders:

    S1. ANNUAL FINANCIAL STATEMENTS. Annually, as soon as available, but in any event within one hundred (100) days after the last day of the fiscal year, the balance sheet of the Borrower as of such last day of the fiscal year and statements of operations, stockholders' equity and cash flows, for such fiscal year, on a consolidated basis, prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, audited and opined on by independent public accountants reasonably satisfactory to the Agent (which audit opinion shall contain no qualification unsatisfactory to the Agent), to present fairly the financial position and the results of operations of the Borrower as of the end of such fiscal year and to have been prepared in accordance with generally accepted accounting principles.

S2.      QUARTERLY FINANCIAL STATEMENTS.  As soon as available, but in any event within fifty (50) days after the end of each fiscal quarter ended on the last day of each March, June and September, balance sheets for the Borrower as of the last day of each such quarter and statements of operations, and cash flows, for such quarter, all in reasonable detail and on a consolidated basis. Each such statement shall be certified on behalf of the Borrower by the Borrower's controller, director of finance or chief financial officer as fairly presenting the financial position and the results of operations of the Borrower as of the end of such fiscal quarter and as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to normal adjustments).

S3.      10Q AND 10K FILINGS.  At the time its Form 10-Q is released to the public (which in all events shall be within fifty (50) days after the end of the fiscal quarters ended March, June and September or, if later, the date of the filing of the Form 10-Q with the Securities and Exchange Commission), a copy of each Form 10-Q; and, each year at the time its Form 10K is released to the public (which in all events shall be within one hundred (100) days after the end of the Borrower's fiscal year), a copy of its Annual Report to Stockholders along with its Form 10K.

S4.      CASH AND COVENANT REPORTS.  The following reports, statements or certificates: (i) at the same time as it delivers the Financial Statements required under the provisions of Sections 6.1 -- "Annual Financial Statements" and 6.2 -- "Quarterly Financial Statements", a report as to the calculations with respect to, and compliance with, the financial covenants set forth in
Section 5.10(i) through 5.10(v); and (ii) within fifteen (15) days of the end of each calendar quarter, a statement listing (A) the Borrower's Net Cash Level at the end of such calendar quarter and the domicile of such cash and investments and (B) the cash balances and Cash Equivalent Balances of the Investment Account as of the end of such calendar quarter, provided that during any period when the Borrower's Net Cash Level is less than an amount equal to **------------------- -----------------------------, the Borrower shall submit to the Lenders, within fifteen (15) days of the end of each calendar month, a compliance statement indicating the Borrower's actual Net Cash Level and listing all of the Borrower's cash balances and Cash Equivalent Balances as of month end wherever domiciled, accompanied by confirming statements of the custodians of such cash balances and Cash Equivalent Balances; and (iii) within twenty (20) days of the end of each calendar month, in order for the Lenders to monitor Borrower's compliance with the financial covenant set forth in Section 5.10(iii), a certificate of the Actual Cash Burn for the preceding six (6) month period.

S5.      OTHER INFORMATION.  Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement and the other Loan Documents as the Agent may reasonably request from time to time.

S6.      NO TRIGGER EVENT/DEFAULT CERTIFICATE.  At the same time as it delivers the Financial Statements required under the provisions of Sections 6.1 -- "Annual Financial Statements" and 6.2 -- "Quarterly Financial Statements," a certificate of the Borrower signed on its behalf by an Authorized Signatory or its controller, chief financial officer or director of finance, to the effect that, to the best of the Borrower's knowledge, no Trigger Event or Default hereunder has occurred or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement.

S7.      NOTICES.

                   (a) DEFAULTS. As soon as possible and in any event within seven (7) days after the Borrower has knowledge of the occurrence or existence of a Trigger Event or any event which with the giving of notice or passage of time or both, would constitute either an Event of Default or Trigger Event, the statement of the Borrower setting forth details of such Trigger Event or event and the action which the Borrower proposes to take with respect thereto.

                   (b) LITIGATION AND JUDGMENTS. Promptly after obtaining knowledge thereof, written notification of any litigation or legal proceedings instituted against the Borrower, regardless of the subject matter thereof, having claims or amounts in controversy of more than -------- in any one instance or **------- in the aggregate at any one time, or of one or more judgment(s) not covered by insurance, final or otherwise, in an aggregate amount of **--------- or more.

                   (c) ENVIRONMENTAL EVENTS. Promptly after obtaining knowledge or receipt thereof, written notice of any of the following which has the potential to materially adversely affect the assets, liabilities, financial condition or operations of the Borrower: (i) any violation of any Environmental Laws regarding the Borrower's operations; (ii) any potential or known Release, or threat of Release, of any Hazardous Substances at, from or into the Borrower's place of business which the Borrower reports in writing or is reportable in writing (or for which any written report supplemental to any oral report is made) to any federal, state, or local environmental agency; (iii) any notice of violation of any Environmental Laws or of any release or threatened release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to the Borrower's business operation; or (iv) any expense or loss that has been identified by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Borrower may be liable.


AI.                               NEGATIVE COVENANTS


    So long as the Borrower is indebted to the Lenders hereunder, and until payment in full of the Note and full and complete performance of all of its other obligations arising hereunder (except for the Borrower's obligations under Sections 5.7 or Section 9.1 to indemnify the Agent and the Lenders under certain circumstances following the payment of the Note), the Borrower shall not do, or permit to be done, any of the following:

    S1. LIENS. Without the Agent's consent, create or assume or permit to exist, any Lien upon or with respect to any of its assets, or assign or otherwise convey any right to receive income except the following Liens ("Permitted Liens"):

                   (a)  Liens in favor of the Agent on behalf of Lenders;

                   (b) Liens for taxes, assessments or governmental charges or levies on property of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made ("General Tax Liens");

                   (c) Liens imposed by law, such as carrier's, warehousemen's and mechanic's liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made;

                   (d) Liens arising out of pledgor deposits under workers' compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

                   (e) Permitted Purchase Money Liens (including, without limitation, Liens arising in connection with equipment leases);

                   (f) Rights of other parties under technology licenses from the Borrower granted in connection with the development, manufacture or marketing of pharmaceutical or other products, or otherwise in the ordinary course of business;

                   (g) Rights of the United States government in certain technology, the development of which is or was funded in whole or in part by the United States government; and

                   (h) Security deposits under leases of the Borrower's premises set forth on SCHEDULE 7.1 hereto;

                   (i) Liens on equipment leased by Borrower or any Subsidiary pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment (including Liens arising from UCC financing statements regarding leases permitted by this Agreement);

                   (j) Liens securing capital lease obligations on assets subject to such capital leases;

                   (k) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default;

                   (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                   (m) Liens that are not prior to the Lien of Lenders but that arise solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and

                   (n) Liens, not otherwise permitted, which Liens do not in the aggregate exceed $50,000 at any time.

S2.      CHANGES IN BUSINESS; MERGER OR CONSOLIDATION; DISPOSITION OF ASSETS.
Without the Agent's consent:

                   (a) Consolidate with, merge into or convey or transfer its properties substantially as an entirety to, any Person, except that the Borrower may participate in any merger in which the Borrower is the surviving entity so long as after giving effect to such merger the Borrower remains in compliance with all covenants and conditions of this Agreement.

                   (b) Make any material change in the nature of its business, or in the nature of its operations, or liquidate or dissolve itself (or suffer any liquidation or dissolution).

                   (c) Effect any disposition of all or a material portion of its assets (whether in one or more transactions) except that (i) the Borrower may dispose of obsolete or worn out equipment, (ii) the Borrower may replace equipment with upgraded equipment and may thereafter dispose of the equipment so upgraded and replaced, (iii) the Borrower may engage in research and development transactions (each, an "R&D Transaction") involving the licensing of the Borrower's rights in certain technology to other persons, provided that Borrower receives fair market consideration for such licensing and, provided that after giving effect to each such R&D Transaction, the Borrower remains in compliance with all covenants and conditions of this Agreement; (iv) the Borrower may dispose of other assets in the ordinary course of Borrower's business provided that Borrower receives equivalent value on such disposition of assets; (v) the Borrower may, for adequate and fair market consideration, (A) grant exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries within certain geographic regions, or (B) transfer any exclusive licenses and similar arrangements that are no longer material to the business of the Borrower; and (vi) the Borrower
         may make other transfers not in excess of **    the aggregate during
         the term of this Agreement.

S3.      CHANGE OF OFFICE ADDRESS.  Except upon five (5) days' prior written notice to the Agent, change the address of its principal office or place of business or the place where it maintains its records with respect to the Accounts.

S4.      VIOLATION OF AGREEMENT.  Take any action the effect of which would constitute a breach or violation of any material provision of this Agreement.


AI.                               EVENTS OF DEFAULT


    S1. EVENTS OF DEFAULT. If any one or more of the following events ("Event of Default") shall occur and be continuing, the entire unpaid balance of the principal of and interest on the Note and all other obligations and Indebtedness of the Borrower to the Lenders arising hereunder and under the other Loan Documents will (i) in the case of any Event of Default of the types referred to in subparagraph (f) hereinbelow, immediately become due and payable without notice and (ii) in the case of any other Event of Default, immediately become due and payable upon written notice to that effect given to the Borrower by the Agent, without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower. Upon an Event of Default, the Agent and/or the Lenders shall have the rights and remedies provided for herein and in the other Loan Documents and under applicable law and in equity, and the rights and remedies provided for herein shall be cumulative and in addition to the rights and remedies provided for therein. Each of the following shall constitute an Event of Default:

                   (a) Failure by the Borrower to make any payment within ** of when due of any amount payable under the Loan Documents.

                   (b) Failure by the Borrower to make any mandatory payments under any borrowing agreement (other than the Loan Documents) to which the Borrower is a party within any applicable grace period provided in such agreement or any other default by the Borrower under any such borrowing agreement and the failure of the Borrower to cure such default within any applicable grace period, provided that no Event of Default will be deemed to have occurred under this paragraph (b) with respect to any indebtedness under any borrowing agreement if payment of such indebtedness, after notice thereof having been given to the Agent, is being contested by the Borrower in good faith and by appropriate proceedings and such contest operates to prevent the other party to such agreement from exercising its remedies against the Borrower or any of its properties, or if such other party has agreed in writing not to exercise its remedies against the Borrower or any of its properties, and, in any case, the amount in dispute is in the aggregate less than **.

                   (c) Failure by the Borrower to perform or observe any term, condition or covenant set forth in Section 2.6.

                   (d) Failure by the Borrower to perform or observe any material term, condition or covenant of this Agreement or of any of the Loan Documents (other than the covenants set forth in Section 5.10(i) through 5.10(iv) which shall constitute a Trigger Event and not an Event of Default) which failure (other than a failure which by its nature is not capable of cure and other than a failure to perform or observe any term, condition or covenant referred to or set forth in Subparagraphs (a), (b) and (c) hereinabove) is not cured within ** days of the occurrence thereof.

                   (e) Any representation or warranty made in writing in any of the Loan Documents or in connection with the making of the Loan or a certificate, statement or report made or delivered in compliance with this Agreement, will have been false or misleading in any material respect when made or delivered.

                   (f) The Borrower makes an assignment for the benefit of creditors, files a petition for bankruptcy, petitions or applies to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there will have been filed any such petition or application, or any such proceeding has been commenced against it, which remains undismissed for a period of ** days or more; or any order for relief is entered in any such proceeding; or the Borrower by any act or omission indicates its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties; or the Borrower suffers any custodianship, receivership or trusteeship to continue undischarged for a period of ** days or more.

                   (g) Any single judgment of ** or more or a combination of unsecured judgments aggregating ** or more against the Borrower not covered by insurance or any attachment or levy of execution against any substantial part of the Borrower's properties for any amount (not covered by insurance) remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of ** days or more.

                   (h) Any Loan Document ceases to be in full force and effect in all material respects for any reason (other than due to the payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Agent).

                   (i) After the occurrence of a Trigger Event under Section 5.10, the failure of the Borrower and/or the Account Holder to make the requisite transfer to the Custodian Account as provided in Section
         5.11 such that, not later than 5:00 P.M. in New York, New York on the first Business Day following the occurrence of the Trigger Event, the Restricted Account Balance equals or exceeds the Required Restricted Account Balance.

                   (j) Upon the occurrence of a Trigger Event under Section 5.10, the failure of the Borrower to execute and deliver, or cause to be executed and delivered, any additional documents reasonably requested by the Agent in connection with the transfer by the Borrower and/or Account Holder to the Custodian Account as provided in Section
         5.11 (including without limitation any additional documents reasonably requested by the Agent in order to further implement or perfect the pledge of assets held in the Custodian Account).

                   (k) Failure by the Borrower in any material respect to comply with the Investment Policy, for investment of all Cash and Cash Equivalents or the Borrower's making a material change to the Investment Policy without the Agent's prior written approval, which approval shall not be unreasonably withheld.

                   (l) After the occurrence of a Trigger Event and the initial transfer to the Custodian Account as provided in Section 5.11, the failure of the Borrower and/or the Account Holder to make, within two Business Days following the request of the Agent, such additional transfers to the Custodian Account as may be necessary, from time to time, to increase the Restricted Account Balance so that it equals the Required Restricted Account Balance.

                   (m) The failure by the Borrower, at any time, to maintain a Net Cash Level equal to the sum of (i) the then outstanding principal balance under the Note plus (ii) the greater of ** Actual Cash Burn.

                   (n) After the Closing Date, a material adverse change in the business or financial condition of the Borrower occurs.

AI.                               MISCELLANEOUS PROVISIONS


    S1. INDEMNITY; ADDITIONAL FEES. The Borrower shall indemnify the Agent and each of the Lenders against, and hold each of them harmless from, any loss, liabilities, damages, claims, and reasonable costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by the Agent or any Lender arising out of, resulting from or in any manner connected with, the Loan Documents, or any transaction related hereto or thereto, except an indemnified party shall not be entitled to indemnification for any such loss arising solely from such indemnified party's own gross negligence or willful misconduct. The provisions of this Section 9.1 will survive for a period of three (3) years following the repayment of the Note and the termination of this Agreement.

S1.      SURVIVAL OF AGREEMENTS AND REPRESENTATIONS.  All agreements, representations and warranties made herein will survive the delivery of the Loan Documents and shall be in full force and effect during the term of this Agreement.

S2.      MODIFICATIONS, CONSENTS AND WAIVERS.  No modification, amendment or waiver of or with respect to any provision of the Loan Documents, nor consent to any departure by a party from any of the terms or conditions thereof shall in any event be effective unless it is in writing and signed by the party against whom such modification, amendment, waiver or consent is sought to be enforced. Any such waiver or consent will be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower in any case will, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

S3.      ENTIRE AGREEMENT.  This Agreement and the other Loan Documents embody the entire agreement and understanding among the Agent, the Lenders and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

S4.      REMEDIES CUMULATIVE.   Each and every right granted to the Agent or
the Lenders hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, is cumulative and may be exercised from time to time. No failure on the part of the Agent, the Lenders or the holder of the Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor will any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

S5.      FURTHER ASSURANCES.  At any time and from time to time, upon the request of the Agent, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged such further documents and instruments and do such other acts and things as the Agent may reasonably request to fully effect the purposes of the Loan Documents and any other agreements, instruments and documents delivered pursuant to the Loan Documents or in connection with the Loan.

S6.      NOTICES.  All notices, requests, reports and other communications pursuant to this Agreement must be in writing, either by letter (delivered by hand or commercial delivery service or sent by certified mail, return receipt requested, except for routine reports which may be by ordinary first class mail) or facsimile or telecopier, addressed as follows:

    If to Borrower:               Arris Pharmaceutical Corporation
                                  180 Kimball Way
                                  South San Francisco, CA  94020
                                  Attention:  Chief Financial Officer
                                  Telephone:  415-829-1000
                                  Facsimile:  415-829-1001

    If to Borrower's counsel:     Cooley Godward LLP
                                  5 Palo Alto Square
                                  3000 El Camino Real
                                  Palo Alto, CA  94306
                                  Attention: Julie Robinson, Esq.
                                  Telephone:  415-843-5092
                                  Facsimile:  415-857-0663


    If to the Agent or            The Sumitomo Bank, Limited
    the Lenders,                  Pine Street Representative Office
    to the Agent:                 100 Pine Street, Suite 3300
                                  San Francisco, CA  94111-5219
                                  Attn:  Anthony B. Kwee, Vice President
                                  Telephone:  (415) 394-0873
                                  Facsimile:  (415) 394-9797


    If to the                     Freed & Heinemann LLP
    Agent's Counsel:              One Jackson Place
                                  633 Battery Street, Suite 620
                                  San Francisco, CA  94111
                                  Attn:  Peter M. Heinemann, Esq.
                                  Telephone:  (415) 986-0707
                                  Facsimile:  (415) 986-0999

Any notice, request or communication hereunder will be deemed to have been given
(i) on the day on which it is delivered by hand to such party at its address specified above, (ii) if sent by mail, on the third (3rd) Business Day following the day it was deposited in the mail, postage prepaid, or (iii) if sent by telecopy, when transmitted addressed as aforesaid on a Business Day during normal business hours and receipt is confirmed, on such Business Day. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder, provided, however, that any such notice will be deemed to have been given hereunder only when actually received by the party to which it is addressed.

S1.  CONSTRUCTION; GOVERNING LAW.

                   (a) The headings used in this Agreement and the table of contents are for convenience only and will not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms will be deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require. All references herein (including the definitions set out in APPENDIX A hereto) to any agreements shall be to such agreement as amended or modified to the date of reference. All references to a particular entity shall include a reference to such entity's successors and permitted assigns. The words "herein," "hereof" and "hereunder" refer to this Agreement as a whole and not to any particular section or subsection of this Agreement. "Including" means "including, without limitation".

                   (b) THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES.

S2.      WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE AGENT AND THE LENDERS
HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, ANY LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE BORROWER, THE AGENT OR THE LENDERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS PROVIDING THE LOAN DESCRIBED HEREIN.

S3.      JURISDICTION.

                   (a) Each of the Borrower, the Agent and the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to service of process (directly or on an agent) in California to the nonexclusive jurisdiction of any California state court or Federal court of the United States of America in each case sitting in San Francisco, and any appellate court handling an appeal from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Agreement, or for recognition or enforcement of any judgment, and the Borrower, the Agent and the Lenders hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such California state or, to the extent permitted by law, in such Federal court. Each of the Borrower, the Agent and the Lenders agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Agreement against any other party or its respective properties in the court of any jurisdiction.

                   (b) Each of the Borrower, the Agent and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such California state or Federal court. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

S4.      RELATIONSHIP OF THE BORROWER AND THE LENDERS.  The Borrower, the Agent
and the Lenders agree that nothing contained in this Agreement or any other document executed in connection with the Loan is intended or shall be construed to establish the Borrower and the Lenders and/or the Agent as joint venturers or partners; and the Borrower hereby indemnifies and agrees to hold each of the Agent, the Lenders and their respective officers, directors, agents and employees, harmless from any and all damages resulting from such a construction of the relationship of the parties hereto, except any such damage arising solely from the indemnified person's own gross negligence or willful misconduct.

S5.      SEVERABILITY.  The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability will affect only such clause or provision, or part thereof, in such jurisdiction and will not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them will not excuse noncompliance by the Borrower with any other.

1        BINDING EFFECT; ASSIGNMENT.

                   1    This Agreement will be binding upon and inure to the
benefit of the Borrower and its successors and its assigns as permitted herein and to the benefit of the Agent, the Lenders and their respective successors and assigns.

                   2    Except as set forth in Section 7.2(a), the rights and
obligations of the Borrower under this Agreement may not be assigned or delegated without the prior written consent of the Agent, and any purported assignment or delegation without such consent shall be void.

                   3    Each Lender, without the consent of the Borrower, may
at any time assign or grant participations to any other Person in all or part of its rights and obligations under the Loan Documents; PROVIDED, HOWEVER, that no such assignment or participation may be made or shall be effective unless such Lender shall have delivered prior notice thereof to the Borrower of the proposed effective date and amount of such assignment or participation and the identity of the proposed assignee or participant. The Agent shall be the agent of any participants for the purpose of the receipt and delivery of funds and notices under the Loan Documents.

2        COUNTERPARTS.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same document.

3        CONFIDENTIALITY.  The Agent and each Lender (each a "Lending Party")
agree to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential, PROVIDED that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or any affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of each Lending Party in this Section 9.15 will survive for two (2) years following the payment of the Note and the termination of this Agreement.

4        RIGHT OF SET-OFF.  Upon the occurrence and during the continuance of any Event of

Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by Agent on behalf of such Lender, irrespective of whether Agent, on behalf of such Lender, shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Agent and the Borrower after any such set-off and application made by such Lender, PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 9.16 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE SUMITOMO BANK, LIMITED,            ARRIS PHARMACEUTICAL
as Agent and as a Lender               CORPORATION, as Borrower



By:                                    By:
   --------------------------------       --------------------------------
Name:                                  Name:
    ------------------------------          ------------------------------
Title:                                 Title:
     -----------------------------           -----------------------------


By:                                    SILICON VALLEY BANK,
   --------------------------------    as a Lender
Name:
    ------------------------------
Title:
     -----------------------------


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                     APPENDIX A TO LOAN AGREEMENT -- DEFINITIONS


    The following words shall have the meanings specified below in the Section of the Agreement referred to below.

    "ACCOUNT HOLDER" -- is defined in Subsection 2.6(a).

    "ACCOUNTS" -- the Investment Account and the Custodian Account.

    "ACTUAL CASH BURN" -- the amount of the actual change in the Borrower's Cash and Cash Equivalents (including short-term and long-term investments) excluding Extraordinary Transactions, as calculated on the last day of each calendar month for the preceding one month period and as set forth in a written certificate prepared by Borrower and delivered to the Agent and the Lenders not later than the 20th day of each month for the preceding month.

    "AFFILIATE" -- as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). The term "Affiliate" shall not include any Person who controls another Person solely by virtue of such Person's position as a corporate officer or director of such other Person.

    "AGENT" -- is defined in the Preamble.

    "AGREEMENT" -- is defined in the Preamble.

    "APPLICABLE MARGIN" -- means **.

    "AUTHORIZED SIGNATORY" -- with respect to a corporation, any officer of such corporation.

    "AVAILABILITY PERIOD" -- the period commencing on the Closing Date and ending on
August 31, 1998.

    "BAILEE" -- is defined in Subsection 2.6(b).

    "BORROWER" -- is defined in the Preamble.

    "BUSINESS DAY" -- a day when commercial banks in both San Francisco, California and Chicago, Illinois and, in the case of setting the Reserve Adjusted Eurodollar Rate, London, England, are open for business with respect to transactions of the kind contemplated in this Agreement.

    "CERCLA" -- is defined in Subsection 3.16(a).

    "CASH AND CASH EQUIVALENTS" -- liquid investments, consisting of cash and cash equivalents and other investments in investment grade securities, that are classified on the Borrower's consolidated balance sheet as current, noncurrent, long-term or restricted.

    "CASH EQUIVALENT BALANCES" -- the aggregate amount of Cash and Cash Equivalents, as reported in the Financial Statements in accordance with GAAP.

    "CLOSING DATE" -- September 30, 1997.

    "CODE" -- the Internal Revenue Code of 1986, as amended.

    "COLLATERAL BAILMENT AGREEMENT" -- the Collateral Bailment Agreement of even date herewith by and among the Borrower, the Agent and the Bailee.

    "COMMITMENT" means, for each Lender, $10,000,000.

    "COMMITMENT FEE" -- is defined in Subsection 2.3(d)

    "CONTROLLED GROUP" -- all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

    "CURRENT RATIO" -- the ratio of total current assets to total current liabilities. For purposes of calculating the Current Ratio, the deferred revenue amounts shown on Borrower's balance sheet under current liabilities shall not be included in such the calculation of total current liabilities to the extent there are no contingencies which might require the return of such amounts.

    "CUSTODIAN ACCOUNT" -- is defined in Subsection 2.6(b).

    "CUSTODIAN AGREEMENT" -- Custodian Agreement of even date herewith by and between the Borrower and the Bailee.

    "DEFAULT" means an event which with the passage of time or the giving of notice or both would constitute an Event of Default.

    "DEFAULT RATE" -- is defined in Subsection 2.3(c).

    "DISBURSEMENT" -- a disbursement of available proceeds of the Loan.

    "DISPOSAL," "DISPOSE(d)" -- as specified in RCRA and in the regulations promulgated thereunder.

    "ELECTION NOTICE" -- is defined in Subsection 2.1(g).

    "EPA" -- is defined in Subsection 3.16(b).

    "ENVIRONMENTAL LAWS" -- is defined in Subsection 3.16(a).

    "ERISA" -- is defined in Section 3.15.

    "EUROCURRENCY RESERVE PERCENTAGE" -- with respect to each Interest Period, a percentage (expressed as a decimal) equal to the percentage (if any) in effect two Business Days prior to the first day of such Interest Period, as prescribed by the F.R.S. Board, for determining reserve requirements applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the F.R.S. Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in said Regulation D. For purposes of this definition, Eurodollar Rate Loan Portions hereunder shall be deemed to be "Eurocurrency liabilities" as defined in said Regulation D.

    "EURODOLLAR RATE" -- for any Eurodollar Rate Loan Portion, with respect to the applicable Interest Period relating to such Eurodollar Rate Loan Portion, the rate per annum (rounded up to the next whole multiple of 1/16 of 1%) equal to the rate at which United States dollar deposits are offered to The Sumitomo Bank, Limited in the London interbank Eurodollar market as of approximately 11:00 a.m., London, England time, on the second Business Day prior to the first day of such Interest Period for delivery in immediately available funds on the first day of such Interest Period for the number of days in such Interest Period and in an amount equal to the amount of the Eurodollar Rate Loan Portion.

    "EURODOLLAR RATE LOAN PORTION -- any portion of the Loan which bears interest calculated on the basis of the Reserve Adjusted Eurodollar Rate.

    "EVENT OF DEFAULT" -- is defined in Section 8.1.

    "EXTRAORDINARY TRANSACTIONS" -- transactions that are outside the normal course of Borrower's operations as determined by Agent in Agent's reasonable discretion.

    "FEDERAL FUNDS RATE" means, for any day, the weighted average of the rates on overnight Federal funds transactions between members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such transactions on such day obtained by The Sumitomo Bank, Limited from three Federal funds brokers of recognized standing selected by it.

    "FINANCIAL STATEMENTS" -- (a) the audited consolidated balance sheet and consolidated statements of operations, shareholders' equity and cash flows of Borrower for the fiscal year then ended, together with the unqualified opinion of the independent public accountants preparing such statements; and (b) the quarterly unaudited consolidated balance sheet and unaudited consolidated statements of operations, and cash flows for Borrower for the fiscal quarters ended March, June, September and December, certified as to accuracy by the Chief Financial Officer or director of finance of Borrower.

    "FINANCING STATEMENT" -- a financing statement or statements on form UCC-1, signed by the Borrower and describing the property in which the Agent on behalf of Lenders has a security interest under the Restricted Account and Security Agreement, all in form and substance suitable for filing as a financing statement under Article 9 of the Uniform Commercial Code as enacted in California and/or New York.

    "FUNDING FEE" -- is defined in Subsection 2.3(d).

    "GAAP" -- generally accepted accounting principles.

    "GENERAL TAX LIENS" -- is defined in Subsection 7.1(b).

    "HAZARDOUS SUBSTANCES" -- is defined in Subsection 3.16(b).

    "INDEBTEDNESS" -- with respect to any Person, all:

         (a) indebtedness, liabilities or other obligations of such Person for borrowed money or for the deferred purchase price of property or services (excluding all operating lease obligations and trade accounts payable and accrued obligations incurred in the ordinary course of business) as determined in accordance with generally accepted accounting principles consistently applied and any other contingent liabilities of such Person;

         (b) indebtedness, liabilities or obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

         (c) reimbursement and other obligations of such Person in respect of letters of credit and bankers acceptance and all net obligations in respect of interest rate swaps, caps, floors and collars, currency swaps, and other similar financial products;

         (d) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person;

         (e) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; and

         (f) indebtedness of another Person of the types referred to in clauses (a) through (e) guaranteed directly or indirectly in any manner by the Person for whom Indebtedness is being determined, or in effect guaranteed directly or indirectly by such Person through an agreement to purchase or acquire such indebtedness, to advance or supply funds for the payment or purchase of such indebtedness or otherwise assure a creditor against loss, or secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person;

    provided, however, that in no event shall Indebtedness include any deferred revenue.

    "INITIAL NOTICE" -- is defined is Subsection 2.1(c).

    "INITIATION FEE" -- is defined in Subsection 2.3(d).

    "INTELLECTUAL PROPERTY RIGHTS" -- is defined in Section 3.11.

    "INTEREST DIFFERENTIAL" -- with respect to (i) any prepayment of a Eurodollar Rate Loan

Portion on a day other than the last day of the applicable Interest Period or
(ii) the failure to draw down, continue or convert to a Eurodollar Rate Loan Portion on the first day of the applicable Interest Period identified in an Initial Notice or Election Notice, the difference between (a) the per annum interest rate payable with respect to such Eurodollar Rate Loan Portion as of the date of such prepayment or failure and (b) the Reserve Adjusted Eurodollar Rate plus the Applicable Margin which the Agent determines would be payable with respect to such Eurodollar Rate Loan Portion on, or as near as practicable to, the date of such prepayment or failure. The determination of the Interest Differential by the Agent shall be conclusive in the absence of manifest error.

    "INTEREST PAYMENT DATE" -- (a) with respect to any Prime Rate Loan Portion, the last Business Day of each calendar month; (b) with respect to any Eurodollar Rate Loan Portion, the last day of each applicable Interest Period and, if such Interest Period is longer than three (3) months, also on the last day of each three (3) month period during such Interest Period (with the first such three month period commencing on the first day of the applicable Interest Period); and
(c) for any Loan Portion, the date that the Loan Portion is due by either the occurrence of Maturity Date or an Event of Default having occurred and the maturity of the Loan having been accelerated pursuant to the terms of the Loan Documents.

    "INTEREST PERIOD" -- as to any Eurodollar Rate Loan Portion, the period commencing on the date of the initial funding of such Eurodollar Rate Loan Portion or the last day of the immediately preceding Interest Period for any Eurodollar Rate Loan Portion that is to be continued as a Eurodollar Rate Loan Portion and ending, with respect to such Eurodollar Rate Loan Portion, on the numerically corresponding day (or if there is no numerically corresponding day, on the last day), in the calendar month that is one, two, three, six or, if available, twelve months thereafter, in each case as the Borrower may elect in the Election Notice; provided however, that (a) no Interest Period with respect to any Eurodollar Rate Loan Portion shall end later than the Maturity Date, (b) if an Interest Period would end on a day that it is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day, and (c) interest shall accrue from and including the first day of an Interest Period to but excluding the last Business Day of such Interest Period.

    "INTEREST RESERVE" -- on any date of determination means an amount equal to the interest that would accrue over the next three months on an amount equal to the principal balance of the Loan outstanding on such date of determination, calculated on the basis of the interest rate or rates in effect on such date of determination.

    "INVESTMENT ACCOUNT" -- is defined in Subsection 2.6(a).

    "INVESTMENT POLICY" -- is defined in Section 3.22.

    "IRREVOCABLE INSTRUCTIONS AND POWER OF ATTORNEY" -- is defined in Subsection 2.6(a).

    "IRS" -- is defined in Subsection 3.15(a).

    "LENDER" -- is defined in the Preamble.

    "LIEN" -- any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature of a security interest or lien).

    "LOAN" -- is defined in Section 2.1.

    "LOAN DOCUMENTS" -- this Agreement, the Notes, the Restricted Account and Security Agreement, the Collateral Bailment Agreement, the Irrevocable Instructions and Power of Attorney, the Custodian Agreement, and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or all such documents.

    "LOAN PORTION" -- as the circumstances or context warrants, the portion of the Loan which is a Eurodollar Rate Loan Portion, or Prime Rate Loan Portion.

    "MATURITY DATE" -- September 1, 2002.

    "NET CASH LEVEL" -- the aggregate amount of the market value of Cash and Cash Equivalents less (i) restricted cash (but not including any amounts in the Custodian Account which are restricted or pledged for the benefit of the Lenders), (ii) amounts pledged pursuant to agreements between the Borrower and third parties, and (iii) the outstanding principal balance of the Loan.

    "NET WORTH" -- an amount equal to the Total Assets minus Total Liabilities.

    "NOTE(S)" -- is defined in Section 2.1.

    "PBGC" -- is defined in Subsection 3.15(a).

    "PERMITTED LIENS" -- is defined in Section 7.1.

    "PERMITTED PURCHASE MONEY LIENS" -- purchase money security interests in personal property acquired after the date hereof to secure purchase money Indebtedness, to the extent that the amount of money borrowed does not exceed the value of the personal property purchased, and the security interest granted does not extend beyond the personal property purchased.

    "PERSON" -- an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

    "PLAN(S)" -- is defined in Subsection 3.15(a) hereof.

    "PRIME RATE" means the higher of (i) the sum of the Federal Funds Rate plus .50% and (ii) the prime rate of The Sumitomo Bank, Limited as announced by The
Sumitomo Bank, Limited from time to time, such prime rate being the rate of interest used as a reference point from which the cost of credit to customers may be calculated and which is subject to change from time to time, with The Sumitomo Bank, Limited making loans bearing interest below, at or above its prime rate. The Prime Rate may change from time to time, and the interest payable on the Loan when calculated with reference to the Prime Rate shall fluctuate with changes in the Prime Rate. Any changes in the Prime Rate shall become effective, without prior notice, on the date on which the Prime Rate changes.

    "PRIME RATE LOAN PORTION" -- any portion of the Loan which bears interest calculated on the basis of the Prime Rate.

    "PRO RATA SHARE"  -- means, for each Lender, fifty percent (50%).

    "RCRA" -- is defined in Subsection 3.16(a).

    "R&D TRANSACTION" -- is defined in Subsection 7.2(c).

    "RATIO OF TOTAL DEBT TO NET WORTH" -- the ratio of Total Debt to Net Worth. For purposes of calculating the Ratio of Total Debt to Net Worth, the deferred revenue amounts shown on Borrower's balance sheet under current and long term liabilities shall not be included in the calculation of Total Debt to the extent there are no contingencies which might require the return of such amounts.

    "REGULATORY CHANGE" -- any change after the date of this Agreement in United States federal, state or local laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lenders of or under any United States federal, state, or local laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

    "RELEASE" -- as specified in CERCLA.

    "REPORTING PERIOD" -- a fiscal quarter of the Borrower.

    "REQUIRED RESTRICTED ACCOUNT BALANCE" -- (a) prior to the occurrence of a Trigger Event, the sum of **, and (b) on and after a Trigger Event has occurred, the sum of the Borrower's then outstanding principal balance of the Loan PLUS the Interest Reserve.

    "RESERVE ADJUSTED EURODOLLAR RATE" -- with respect to any Eurodollar Rate Loan Portion for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

         Reserve Adjusted         =                  Eurodollar Rate
                                                     ---------------
         Eurodollar Rate                    1 - Eurocurrency Reserve Percentage


    "RESTRICTED ACCOUNT AND SECURITY AGREEMENT" -- the Restricted Account and Security Agreement of even date herewith by and among the Agent, the Borrower and the Bailee.

    "RESTRICTED ACCOUNT BALANCE" -- the sum of all Cash and Cash Equivalents and any other investments on deposit in the Custodian Account, the amount of such Cash Equivalents or investments to be calculated at the lower of cost or market value as required by generally accepted accounting principles.

    "SARA" -- is defined in Subsection 3.16(a).

    "SUBSIDIARY" -- any person of which the Borrower owns directly or indirectly: (i) sufficient capital stock to enable it to elect at least a majority of the board of directors or similar managing body of such person, or
(ii) capital stock with rights under the charter documents of such Person to elect a director or similar managing official with the power to veto material business decisions and organizational changes.

    "TAXES" -- is defined in Subsection 2.5(a).

    "TOTAL ASSETS" -- total assets as determined in accordance with generally accepted accounting principles, consistently applied, provided, however, that Total Assets shall be reduced by the amount (if any) of intangible assets.

    "TOTAL DEBT" -- the aggregate amount of the Borrower's Indebtedness.

    "TOTAL LIABILITIES" -- the sum of (a) Borrower's Indebtedness and (b) all operating lease obligations and trade accounts payable and accrued obligations incurred in the ordinary course of business.

    "TRIGGER EVENT" -- is defined in Section 5.10.

    "UCC" -- the Uniform Commercial Code in effect from time to time in the relevant jurisdiction.

                                         NOTE


$11,800,000.00                                          San Francisco,California
                                                              September 29, 1997


         FOR VALUE RECEIVED, ARRIS PHARMACEUTICAL CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of THE SUMITOMO BANK, LIMITED, a Japanese banking corporation, as agent (the "Agent") for The Sumitomo Bank, Limited and Silicon Valley Bank (the "Lenders"), without counterclaim, offset or deduction, the principal sum of ELEVEN MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($11,800,000.00), in accordance with the terms of the Loan Agreement (referred to below) and to pay interest on the outstanding principal balance in accordance with the terms of the Loan Agreement. This Note is one of the Notes referred to in the Loan Agreement, dated September 29, 1997, by and among Borrower, the Lenders and the Agent, and is subject to all of the terms and conditions of the Loan Agreement (which are incorporated herein by reference), including the rights of acceleration of maturity. Terms used herein have the meanings assigned to those terms in the Loan Agreement, unless otherwise defined herein.

         Borrower shall make all payments hereunder in lawful money of the United States and in immediately available funds to Agent's account by means of wire transfer addressed as follows: The Sumitomo Bank, Limited, Chicago Branch, ABA 071001850, through the Federal Reserve Bank of Chicago, Reference: Arris.

         All agreements among the Borrower, the Lenders and the Agent, whether now existing or hereafter arising, are hereby limited so that in no event shall the interest charged hereunder or under the Loan Agreement or any other charges hereunder or under the Loan Agreement which may at any time be deemed to be interest exceed the maximum amount permissible under applicable law. The Agent shall be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law. In the event that the total liability for payments of interest and payments in the nature of interest, including without limitation, all charges, fees or other sums which may at any time be deemed to be interest, shall for any reason whatsoever result in an effective rate of interest that for any interest payment period exceeds the amount which the Agent may lawfully collect, then the interest rate shall automatically be reduced to the maximum rate permitted by law and all sums in excess of those lawfully collectible as interest for the period in question shall, without further notice to any party hereto, be applied as a reduction of the principal balance.

         Borrower shall pay all reasonable fees, costs and expenses, including reasonable attorneys' fees, incurred by the Agent or the Lenders in the preparation and negotiation of this Note and the Loan Documents and in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due, whether or not any legal action is actually filed, litigated or prosecuted to judgment or award. This Note shall be governed by, construed and interpreted in accordance with the laws of the State of California.

         Time is of the essence in the performance of the obligations evidenced by this Note. In the event that an Event of Default occurs and is continuing under the Loan Agreement, the Agent and/or the Lenders shall have all of the rights and remedies provided for in any of the Loan Documents or at law or in equity. The remedies of the Agent and/or the Lenders shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or the Lenders or the holder of the Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor will any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower hereby waives diligence, presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except such notices as are required under the terms of any of the Loan Documents.

         If this Note is destroyed, lost or stolen, Borrower shall deliver a new note to the Agent on the same terms and conditions as this Note, with all appropriate schedules annexed thereto, in substitution of the prior Note. The Agent and the Lenders shall furnish to Borrower reasonable evidence that the Note was destroyed, lost or stolen, and any indemnity that may be reasonably required by Borrower in connection with the replacement of the Note.

         The Borrower has duly executed this Note as of the date referred to above.

                                  ARRIS PHARMACEUTICAL CORPORATION



                                  By:
                                     -------------------------------------
                                  Name:
                                  Title:

                    IRREVOCABLE INSTRUCTIONS AND POWER OF ATTORNEY

                                  September 29, 1997


Smith Barney, Inc.
2775 Sand Hill Road, #120
Menlo Park, CA 94025

Attention:  Robert H. Bell,
              Branch Manager


         Re:  Arris Pharmaceutical Corporation
              Investment Management Account
              No. **_____________ (the "Account")


Gentlemen and Ladies:

         We refer you to the above-referenced agency and investment management account held by Smith Barney, Inc. (the "Account Holder") in the name of Arris Pharmaceutical Corporation ("Debtor"). Please be advised that Debtor has entered into a Loan Agreement dated as of September 29, 1997, as it may be amended from time to time (the "Loan Agreement") with The Sumitomo Bank, Limited and Silicon Valley Bank as lenders (collectively referred to as the "Lenders" and individually as a "Lender") and The Sumitomo Bank, Limited in its capacity as agent for the Lenders (the "Agent"). Debtor acknowledges that during the term of these Irrevocable Instructions the Account shall be maintained as an account which is segregated from any other accounts which Debtor maintains with Account Holder. Account Holder shall not be held responsible for (i) any market decline in the value of the assets in the Account or (ii) notifying the Agent, the Lenders or Debtor of any such decline in the market value of the assets in the Account or (iii) taking any action with regard to such assets in the Account, except upon the specific written directions contemplated or stated herein.

         Account Holder acknowledges that as of the date hereof it has no knowledge of any interest, assignment, security interest or lien on the Account and the deposits therein other than the interest of Debtor. Account Holder agrees that it will promptly notify the Agent in the event Account Holder receives any notice that any person other than Agent, on behalf of the Lenders, has or asserts any security interest or lien on the Account.

         Debtor hereby irrevocably authorizes and directs Account Holder upon Account Holder's receipt of a written demand and certificate in the form annexed as Exhibit A ("Demand") from the Agent or from either Lender, to make immediate payment of immediately available funds or delivery of cash equivalents or marketable investment grade securities on deposit in the Account in the amount and pursuant to the directions set forth in such Demand to Sumitomo Bank of New York

Smith Barney, Inc.
September 29, 1997
Page 2


Trust Company, as custodian of an account bearing Account No. **         (the
"Custodian Account"), to be held by Sumitomo Bank of New York Trust Company as bailee pursuant to the terms of a Collateral Bailment Agreement ("Collateral Bailment Agreement") and a Restricted Account and Security Agreement ("Restricted Account and Security Agreement"), whether or not such action will cause investment income to be lost or fees to be incurred in connection with the investment or reinvestment of such deposits. Any capitalized terms which are not defined herein shall have the meaning ascribed to such capitalized terms in the Loan Agreement, Collateral Bailment Agreement or Restricted Account and
Security Agreement.    Account Holder agrees to honor written instructions to
transfer funds or securities received in the form annexed as EXHIBIT A, subject to the rights of third-party creditors to the Account (if any), including but not limited to tax levies or restraining notices served upon Account Holder with respect to the Account prior to Account Holder's receipt of a Demand.

         Debtor hereby irrevocably constitutes and appoints the Agent and each Lender and any of their respective officers or agents, with full power to substitute for such officers and agents, other officers and agents, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor without notice to or assent thereof, and in the name of Debtor or in its own name, from time to time, upon the occurrence of a Trigger Event as defined in the Loan Agreement, to complete and deliver to Account Holder the Demand. Contemporaneously with its delivery of the Demand to Account Holder, the party which has delivered the Demand shall provide Debtor with a copy of the Demand.

         These instructions and this power of attorney are coupled with an interest and are irrevocable until such time as written notice of termination has been delivered to Account Holder by the Agent.

         Account Holder may rely exclusively upon the Demand. Account Holder will have no right or duty to inquire as to whether the party issuing the Demand is entitled to issue the Demand or whether the signers thereof have proper authority to sign and deliver the Demand. Debtor agrees that Account Holder is hereby instructed to disregard any instructions provided by Debtor to Account Holder which are contrary to or inconsistent with instructions provided pursuant to these Irrevocable Instructions. Debtor agrees to indemnify and hold Account Holder harmless from any and all losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and the allocated costs of in-house counsel, costs and expenses), claims, actions or demands arising out of, relating to or in connection with Account Holder's compliance with these Irrevocable Instructions (including, without limitation, any accounting treatment or tax consequences which Debtor deems adverse), except to the extent any such losses, liabilities, expenses, claims, actions or demands are the result of gross negligence or willful misconduct of Account Holder. In the event that Account Holder is sued or becomes involved in litigation as a result of complying with these Irrevocable Instructions, Debtor agrees that Account Holder shall be entitled to charge all the costs and fees it incurs in connection with such litigation (including the allocated costs of in-house counsel) against

Smith Barney, Inc.
September 29, 1997
Page 3


the assets in any account of Debtor other than the Account and to withdraw such sums as the costs and charges accrue.

         Debtor hereby irrevocably directs the Account Holder, upon receipt of a Demand, to transfer to the Custodian Account immediately available funds, cash equivalents or marketable investment grade securities (acceptable to Agent in its sole discretion) in the amount set forth in the Demand. The Agent may, in its discretion, deliver a Demand and/or further instructions hereunder to Account Holder. If Account Holder receives a Demand, it will make the transfer to the Custodian Account as provided above prior to allowing Debtor to withdraw any funds from the Account.

          In the event that Debtor desires to withdraw any funds from the Account, then Debtor agrees to send a written request for withdrawal (the "Withdrawal Notice") addressed to Account Holder with a copy to Account Holder's legal department at the following address 388 Greenwich Street, New York, New York 10013, Attention: General Counsel. Debtor acknowledges that it shall have no right to withdraw funds from the Account unless it has complied with all of the provisions of this paragraph. Debtor hereby irrevocably directs Account Holder, and Account Holder agrees to notify the Agent, in the event that Debtor seeks to withdraw funds from the Account such that the balance in the Account after such withdrawal would be less than an amount (the "Required Balance") that Agent advises you in writing from time to time is equal to the sum of (i) the outstanding principal balance of the Loan plus interest that is likely to accrue thereon over the next three months, plus (ii) an amount that represents restricted cash and other amounts in the Account that may be restricted pursuant to agreements between the Debtor and other persons. Until further written notice from the Agent, the Required Restricted Account Balance shall be
**            .  Account Holder agrees that it will not allow Debtor to withdraw any funds from the Account such that the balance in the Account after such withdrawal would be less than the Required Balance, unless the Agent has delivered to Account Holder its written consent (the "Consent Notice") to such withdrawal (which Consent Notice shall set forth the amount of the permitted withdrawal). Upon receipt of a Withdrawal Notice, the Agent may, in its discretion, and regardless of whether a Trigger Event has occurred, deliver a Demand and/or further instructions hereunder to Account Holder. Account Holder agrees that it will not allow Debtor to withdraw any funds from the Account, so that the balance in the Account is less than the Required Balance, without first making the transfer to the Custodian Account as provided above. Debtor irrevocably instructs Account Holder to not permit a withdrawal of funds from the Account and to not honor Debtor's withdrawal request unless and until Account Holder has complied with the foregoing provisions.

         By accepting these Irrevocable Instructions, Account Holder certifies to Agent that the person executing below on behalf of Account Holder is duly authorized to execute and receive these Irrevocable Instructions on Account Holder's behalf, and to bind Account Holder to perform under the terms hereof. These Irrevocable Instructions constitute the binding obligation of Account Holder, enforceable in accordance with their terms. The prevailing party in any action to enforce these Irrevocable Instructions shall be entitled to reasonable attorneys' fees (including the allocated

Smith Barney, Inc.
September 29, 1997
Page 4


costs of in-house counsel). The provisions of the preceding sentence, and any award of attorneys fees to the prevailing party, shall not affect any claim of Account Holder to indemnification from Debtor pursuant to the indemnification provisions hereinabove.

Smith Barney, Inc.
September 29, 1997
Page 5

          These Irrevocable Instructions may only be amended or changed by a writing signed by all the parties below and shall expire only upon the written agreement of all parties hereto.

                                       Very truly yours,

ACKNOWLEDGED AND AGREED:

SMITH BARNEY, INC.                     ARRIS PHARMACEUTICAL CORPORATION



By:                                    By:
   --------------------------------       --------------------------------
Name:                                  Name:
    ------------------------------          ------------------------------
Title:                                 Title:
     -----------------------------           -----------------------------

ACKNOWLEDGED AND AGREED:

THE SUMITOMO BANK, LIMITED,            By:
both on behalf of itself as a Lender      --------------------------------
and in its capacity as the Agent for   Name:
the Lenders                                 ------------------------------
                                       Title:
                                             -----------------------------

By:
   --------------------------------
Name:                                  SILICON VALLEY BANK, as a Lender
    ------------------------------
Title:
     -----------------------------






By:                                    By:
   --------------------------------       --------------------------------
Name:                                  Name:
    ------------------------------          ------------------------------
Title:                                 Title:
     -----------------------------           -----------------------------

                                   ELECTION NOTICE




TO:      THE SUMITOMO BANK, LIMITED
         ATTENTION:  LOANS ADMINISTRATION

DATE: ____________________ , 19____

RE:      ARRIS PHARMACEUTICAL CORPORATION


Gentlemen and Ladies:

This Election Notice is delivered to you pursuant to Section 2.1(a) of the Loan Agreement, dated as of September 29, 1997 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Arris Pharmaceutical Corporation (the "Borrower"), Silicon Valley Bank and The Sumitomo Bank, Limited (the "Lenders") and The Sumitomo Bank, Limited, as agent for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement. The undersigned Borrower hereby gives you irrevocable notice of the activity specified below:

1.  Effective Date:_____________________

2.  Activity requested:

         a.   New Borrowing  $__________         Prime ______    LIBOR _____

         b.   Continuation   $__________         LIBOR only

         c.   Conversion:

              Prime to LIBOR $__________         LIBOR to Prime $___________

         d.   Repayment      $__________

3. Duration of interest period for LIBOR rate loans (one, two, three or six months):





The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Borrowing/Continuation/Conversion date, before and after giving effect thereto and to the application of the proceeds therefrom:

Election Notice
______________, 19_____
Page 2


              a. the representation and warranties of the Borrower contained in Article III of the Agreement are true and correct in all material respects as though made on and as of the Borrowing/Continuation/Conversion date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and

              b. no Default or Event of Default has occurred and is continuing, or would result from such proposed
                   Borrowing/Continuation/Conversion.

Please wire transfer the proceeds of the Borrowing to the account(s) at the financial institution(s) indicated below:

              Wire Amount:
                                  ------------------------------
              Receiving Bank:
                                  ------------------------------
                   City/State:
                                  ------------------------------

                                  ------------------------------
              ABA Number:
                                  ------------------------------
              For Credit to:
                                  ------------------------------
              Reference:
                                  ------------------------------


                                       ARRIS PHARMACEUTICAL CORPORATION



                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                                  September 29, 1997





Sumitomo Bank of New York Trust Company
Two World Financial Center
Tower B
225 Liberty Street, 35th Floor
New York, New York  10281

         Re:  Custodian Agreement -- Company Account
              --------------------------------------

Dear Sirs:

         Arris Pharmaceutical Corporation (the "Company") hereby requests you to open a custodian account (the "Custodian Account") to hold such securities and monies owned by the Company as the Company may deliver or cause to be delivered to you pursuant to this Agreement, and in connection with which you will perform custodian services as hereinafter described. The Company has granted to The Sumitomo Bank, Limited in its capacity as agent (the "Agent") for The Sumitomo Bank, Limited and Silicon Valley Bank (collectively referred to herein as the "Lenders") under the Loan Agreement (as hereinafter defined), a security interest in the Custodian Account and no withdrawals may be made from the Custodian Account except as provided in the Collateral Bailment Agreement of even date herewith by and among Company, the Agent and Sumitomo Bank of New York Trust Company and the Restricted Account and Security Agreement of even date herewith by and among Company, the Agent and Sumitomo Bank of New York Trust Company.

         1. You will hold in custody for safekeeping in the Custodian Account such cash, cash equivalents or securities owned by the Company as you may from time to time receive, pursuant to the provisions hereof. With respect to all securities held in the Custodian Account, you will promptly provide the Company with a copy of all notices, information statements, reports and other documents received by you as the holder of record of such securities.

         2. You may hold physical securities either on your bank premises or in your account with any depository institution.

Sumitomo Bank of New York Trust Company
September 29, 1997
Page 2


         3. The Company authorizes you to receive all dividends, interest, other income, principal and all other amounts becoming due or payable in money or cash, cash equivalents or securities held in the Custodian Account.

         4. The Company authorizes you to receive all stock dividends or any other securities granted or distributed on account of securities held in the Custodian Account, and to hold securities so received in the Custodian Account.

         5. Prior to your receiving notice from the Agent that an Event of Default (as defined in the Loan Agreement) has occurred, with regard to the purchase and sale of securities held or to be held in the Custodian Account:

              a. whenever instructed by the Company to receive against payment securities to be held in the Custodian Account and provided there are sufficient funds available for this purpose in the Custodian Account, you will make payment to the bank, broker or other persons designated by the Company against delivery of such securities by such person, debiting the Custodian Account for such payment, provided that prior to your taking such action, either (i) you have received from the Agent its consent to such action (which consent shall be provided by the Agent so long as the Borrower's requested action is in compliance with the Borrower's Investment Policy, as such term is defined in the Loan Agreement) or (ii) five (5) business days have elapsed after your delivery to the Agent a copy of the Borrower's instructions and the Agent has failed to provide you with a written consent; and

              b. whenever instructed by the Company to deliver to a bank, broker or other person designated by the Company securities from the Custodian Account against payment by such person, you will make delivery of such securities as instructed, crediting any payments received to the Custodian Account, provided that prior to your taking such action, either (i) you have received from the Agent its consent to such action (which consent shall be provided by the Agent so long as the Borrower's requested action is in compliance with the Borrower's Investment Policy, as such term is defined in the Loan Agreement) or (ii) five (5) business days have elapsed after your delivery to the Agent a copy of the Borrower's instructions and the Agent has failed to provide you with a written consent.

         6. With regard to voting rights appertaining to securities held in the Custodian Account, you will execute proxies and such other forms or documents as are required to be executed by the holder of record of such securities in connection with the exercise of such rights and promptly forward them to the Company together with the proxy statements or other

Sumitomo Bank of New York Trust Company
September 29, 1997
Page 3


communications received with respect to such proxies or forms. You will make no decisions as to the exercise of such rights.

         7. You will promptly notify the Company of redemptions, conversion privileges, and issuance of rights pertaining to securities held in the Custodian Account, and when action is required you will promptly request instructions from the Company and act upon instructions timely received.

         8. You will promptly notify the Company of proposed exchanges of any securities held in the Custodian Account for other securities or property in connection with any merger, consolidation, reorganization, recapitalization, readjustment of debt, stock split, change of par value or conversion, or otherwise, and if so instructed by the Company, you will surrender or deposit such securities for exchange in the manner provided.

         9. Upon receipt of instructions from the Company, you will deliver or transfer securities held in or monies credited to the Custodian Account to such other accounts or other persons as may be designated by the Company.

         10. The Company hereby authorizes you to execute, as Custodian, any necessary declarations, certificates of ownership or other documents required under any tax laws now or hereafter in effect (provided that you shall promptly furnish the Company with copies of all such declarations, certificates and other documents), and to pay any taxes required to be paid in connection with the Custodian Account.

         11. The Company agrees to be responsible for any direct, out-of-pocket expenses reasonably incurred by you in connection with the Custodian Account (including without limitation telephone, telex, cable and mail costs and all costs of transporting securities) and for any taxes and other charges which you are reasonably required to pay in connection therewith. The Company authorizes you to deduct such expenses from its income described in Paragraph 3.

              The Company further agrees that any property at any time in the Custodian Account shall be security for the advance of cash for any purpose made by you resulting from the Company's written order or instructions.

         12. The Company agrees to pay you fees for the services rendered by you hereunder, on an annual basis in accordance with the schedule attached hereto as Schedule 1, as such schedule may from time to time be adjusted by you (with the Company's written approval).

         13. You will provide to the Company and the Agent the following statements with respect to the Custodian Account:

Sumitomo Bank of New York Trust Company
September 29, 1997
Page 4


              a. A monthly statement listing the holdings and cash in the Custodian Account as of the end of the immediately preceding (calendar) month;

              b. A monthly statement of all expenses incurred by you for which the Company is responsible pursuant to Paragraph 11.

              c. Such other statements as you may be required by law to furnish or as the Company may (with your approval) request.

         14. It is understood and agreed that you are not at any time under any duty or responsibility to supervise the investment of, or to advise or make any recommendation for the sale, purchase, or other disposition of, securities and money held by you in the Custodian Account, and that such securities and monies are subject at all times to the Company's investment control.

              It is further understood and agreed that all directions with respect to the Custodian Account will be in writing and signed by a person authorized to sign on behalf of the Company, but that you may, in your discretion, accept and act upon orders, whether given orally, by telephone or otherwise, which you reasonably believe to be genuine, and that you will not be held liable for executing, or failing to execute, or for any mistakes in the execution of, any such order, except for your own gross negligence or willful misconduct.

              Notwithstanding the foregoing provisions of this Section 14, all directions by the Company must, subject to Section 5, be accompanied by the written consent of the Agent. You will inform the Company of any undue delay in the delivery of securities or of other departure from regular and normal procedures that you believe should be brought to the attention of the Company.

         15. Either party may terminate this Agreement by written notice delivered to the other not less than ten (10) Business Days prior to the date upon which such termination shall become effective (the "Termination Date"), provided, however, that this Agreement may not be terminated without the written consent and agreement of the Agent prior to the Company's full and final satisfaction of all of the Company's obligations under that certain Loan Agreement dated as of September 29, 1997, as it may be amended from time to time (the "Loan Agreement") among the Company, the Agent and the Lenders.

              On the Termination Date, the Company will pay you all fees owing for services rendered by you under this Agreement to and including the Termination Date (such fees to be calculated on the basis of a 365-day year for the number of days actually involved) and will reimburse you for all reasonable expenses incurred by you pursuant to this Agreement and for which the Company is responsible pursuant to Paragraph 11 to and including such date. Upon

Sumitomo Bank of New York Trust Company
September 29, 1997
Page 5


such payment and reimbursement, you will at the Company's expense transfer, deliver and pay over to the Company or to a person appointed by the Company all securities and money held by you in the Custodian Account.

         16. Singular words herein include the plural and plural the singular when the sense or circumstances so indicate.

         17. All notices to be delivered hereunder shall be in writing, including telegraphic communications and mailed or telegraphed or delivered to the other party at its address given herein or such other address as such party may by notice designate.

         18. This Agreement is to be governed by and construed in accordance with the laws of the State of New York.

              Your signature below will indicate your acceptance of this Agreement as of the date first written above.

                                       Very truly yours,

                                       ARRIS PHARMACEUTICAL CORPORATION



                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


ACCEPTED:

SUMITOMO BANK OF NEW YORK
TRUST COMPANY



By:
   --------------------------------
Name:
    ------------------------------
Title:
     -----------------------------
n                     RESTRICTED ACCOUNT AND SECURITY AGREEMENT



    This RESTRICTED ACCOUNT AND SECURITY AGREEMENT (the "Agreement") is made as of September 29, 1997, by and among ARRIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Borrower"), THE SUMITOMO BANK, LIMITED, a Japanese banking corporation in its capacity as agent (the "Agent") for the Lenders (as hereinafter defined), and SUMITOMO BANK OF NEW YORK TRUST COMPANY (the "Bailee").

                                      BACKGROUND

    The Agent is acting in its capacity as agent for The Sumitomo Bank, Limited and Silicon Valley Bank (collectively referred to as the "Lenders") under a Loan Agreement of even date herewith (the "Loan Agreement") among the Borrower, the Agent and the Lenders. Prior to the date hereof, the Borrower established a custodial and investment account, Account No. **_____________ (the "Investment Account"), with Smith Barney, Inc. ("Account Holder") in which the Borrower holds cash and marketable securities.

    Pursuant to Section 2.6 of the Loan Agreement and a certain Custodian Agreement between the Borrower and the Bailee (the "Custodian Agreement"), the Borrower is concurrently establishing a restricted account (the "Custodian Account") for the benefit of the Agent on behalf of the Lenders with the Bailee, a wholly owned subsidiary of The Sumitomo Bank, Limited, on the terms and conditions set forth in the Collateral Bailment Agreement of even date herewith by and among the Agent, the Borrower and the Bailee (the "Collateral Bailment Agreement"). Pursuant to certain Irrevocable Instructions and Power of Attorney of even date herewith addressed to Account Holder, Account Holder shall upon certain events transfer cash and securities from the Investment Account and withdraw or deposit such cash and securities into the Custodian Account for use and disposition as set forth herein and in the Collateral Bailment Agreement and the Custodian Agreement.

    NOW THEREFORE, in consideration of the premises set forth herein, the Borrower, the Bailee and the Agent agree as follows:

1.  DEFINITIONS.

11. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meanings specified in the Loan Agreement.

2.  ESTABLISHMENT AND MANAGEMENT OF CUSTODIAN ACCOUNT.

21. 22. EXECUTION AND DELIVER OF COLLATERAL BAILMENT AGREEMENT. Concurrently with the execution and delivery of this Agreement, the Borrower, the Agent and the Bailee shall execute and deliver the Collateral Bailment Agreement in substantially the form of EXHIBIT 2.1 to this Agreement.

21.      ESTABLISHMENT OF CUSTODIAN ACCOUNT.  Pursuant to the Collateral
Bailment

Agreement, Section 2.6 of the Loan Agreement, and the Custodian Agreement, the Borrower shall establish the Custodian Account at the Bailee, which Custodian Account shall be administered in accordance with the terms and conditions of this Agreement, the Collateral Bailment Agreement, the Custodian Agreement, and the Loan Agreement. In the event of any inconsistency between this Agreement and the Collateral Bailment Agreement and/or the Custodian Agreement, the Collateral Bailment Agreement shall be controlling.

22. AGENT'S SECURITY INTEREST. The Borrower hereby pledges, transfers and assigns to the Agent, and grants to the Agent a first priority security interest in and lien upon the Custodian Account and all of the Borrower's right, title and interest in all tangible and intangible property in the Custodian Account, including, without limitation, all of the Borrower's rights now or hereafter existing against the Bailee with respect to the collateral described on
EXHIBIT 2.3 hereof and maintained from time to time in the Custodian Account (collectively, the "Collateral"), as security for the payment or performance of all obligations of the Borrower to the Agent under the Loan and the Loan Documents (collectively, the "Obligations").

23. POSSESSION OF COLLATERAL. Until released by the Agent in writing, the Bailee shall possess all right, title and interest in all funds on deposit and all Collateral from time to time in the Custodian Account and in all proceeds thereof, and the Collateral shall be under the sole dominion and control of Sumitomo Bank of New York Trust Company as bailee and third party pledgeholder (and not as agent for Borrower) for the purpose of the perfection of the Agent's security interest in the Collateral, subject to the Borrower's right to invest the Collateral pursuant to Section 2.6 hereof and the Borrower's right to withdraw from the Custodian Account under Section 2.7(a) hereof amounts (the "Excess Amounts") which are in excess of an amount certified by the Agent in writing to the Bailee from time to time as being the "Required Restricted Account Balance" under the Loan Agreement. Until further written notice from
the Agent, the Required Restricted Account Balance shall be **    .  The Bailee
shall maintain in trust for the benefit of the Agent possession of certificated Collateral from the time of purchase thereof until the time of sale or maturity. The Agent agrees to instruct Bailee to release the Collateral within seven (7) Business Days of Borrower's full and final satisfaction of Borrower's obligations under the Loan Agreement.

24. UNCERTIFICATED SECURITIES. As to Collateral which consists of uncertificated securities or federal book entry securities, the Borrower shall execute and deliver all such instructions and instruments necessary (i) with respect to uncertificated securities, to register the pledge of the Collateral to the Bailee on behalf of the Agent upon the books and records of the issuer, a clearing corporation, or such other entity which maintains the registrations of such pledges, or (ii) with respect to federal book entry collateral, to accomplish a book entry transfer of such collateral to an account maintained by the Bailee at the Federal Reserve Bank of New York, and the name of the Bailee shall appear as the owner of all such federal book entry collateral on the books and records of said Federal Reserve Bank of New York.

25. INVESTMENT OF COLLATERAL. So long as the Agent has not given the Bailee notice that an Event of Default under the Loan Agreement has occurred and is continuing (a "Default Notice"), the Borrower shall have the right, and the Agent hereby grants the Borrower a license, either directly or through a person designated by the Borrower, provided that written notice of the identity of such designee has been given to the Agent and the Bailee, to invest, reinvest, withdraw and substitute all cash, securities, proceeds and other Collateral maintained from time to time in the Custodian Account, provided, however, that except as otherwise permitted by
Section 2.7(a), the right to withdraw cash or securities may be exercised only in connection with the withdrawal of Excess Amounts under Section 2.7(a) or the purchase and sale of securities and the substitution of such sold securities with cash or other purchased securities of equal value that are to be maintained in such Custodian Account in accordance with Section 5 of the Custodian Agreement. Upon the Bailee's receipt of the Default Notice, the right and license granted to the Borrower hereunder shall be automatically revoked without further notice and the Bailee shall accept and act upon the instructions of only the Agent for the purpose of investing, reinvesting, withdrawing and substituting the Collateral and the Agent shall have sole and absolute discretion with respect to such investing and reinvesting to the extent permitted under applicable law. Agent agrees it shall not send a Default Notice unless an Event of Default has occurred and is continuing.

26.      WITHDRAWALS FROM CUSTODIAN ACCOUNT.

         (a) The Borrower shall not cause the transfer, release, distribution, or withdrawal of any Collateral (other than in connection with the reinvestment thereof and the concurrent substitution of Collateral of equal value) without the Agent's prior written approval, provided that, prior to Bailee's receiving a Default Notice, the Borrower may withdraw any Excess Amounts from the Custodian Account, provided, further, that there shall be no more than one withdrawal during any calendar month. Upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall have no right to withdraw Collateral from the Custodian Account.

         (b) The Agent will deliver a copy of any Default Notice to the Borrower simultaneously with any delivery thereof to the Bailee. It is understood and agreed that the Bailee shall be and hereby is irrevocably authorized and directed by the Borrower and the Agent to take any course of action which the Agent, pursuant to the authority granted under the Loan Documents, instructs the Bailee to follow, including, without limitation, making immediate payment or transfer of all Collateral solely and directly to the Agent whether or not such action will cause investment income to be lost or fees to be incurred in connection with the investment of the Collateral, upon the occurrence and during the continuance of an Event of Default, without offset or deduction of any kind for any obligations or indebtedness of the Borrower to the Bailee. The Borrower agrees that the Bailee is hereby instructed and authorized to disregard any instructions which are provided by Borrower to the Bailee that are contrary to or inconsistent with instructions provided by the Agent to the Bailee after a Default Notice has been given by the Agent.

1.  BORROWER'S COVENANTS.

21. 22.  BORROWER'S COVENANTS.  The Borrower agrees and covenants that:

         (a) In no event shall it do or permit to be done, or omit to do or permit the omission of, any act or thing, the doing or omission of which would materially impair the security created by this Agreement;

         (b) It shall, except for the lien and security interest created hereby and the assignment to the Agent as collateral security provided for herein and General Tax Liens, keep the Collateral free and clear from any and all liens, claims, encumbrances, obligations, indebtedness or other similar interests (subject to the provisions of subparagraph (e) below with respect to taxes, levies or other charges);

         (c) It shall not (i) create, incur, assume, or permit to exist any security agreements, security interests or any legal or beneficial ownership, or other rights in the Collateral, or (ii) sell, transfer or assign the Collateral or the Custodian Account or any collateral or deposits therein, except as permitted by this Agreement;

         (d) It shall not take or permit to be taken any other action which would adversely affect the lien created hereby on the Collateral or the rights, benefits and remedies available to the Agent hereunder or under the Collateral Bailment Agreement;

         (e) It shall pay and discharge, before they become delinquent, all taxes, levies and other charges upon it and upon the Collateral and the Accounts and the investments and deposits therein subject to its right to contest, by appropriate legal proceedings diligently conducted and in good faith, any such tax, levy or other charges and provided that such contest shall not impair the security interest granted to the Agent hereunder; and

         (f) It shall at its own expense, execute, and/or deliver, or cause to be executed and delivered, to the Agent such notices, instruments, agreements, financing statements, continuation statements, security agreements, assignments, affidavits, opinions of Borrower's counsel and other documents, and take such further actions relating to the Collateral, as the Agent in its sole and absolute discretion deems necessary or reasonably appropriate or advisable (and so instructs Borrower) to perfect, preserve or protect the Agent's perfected first priority lien and security interest granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral at a time when the Agent shall be entitled to so enforce; and it shall execute and deliver such additional documents as the Agent may reasonably require or deem advisable to carry into effect the purpose of this Agreement or to maintain the Agent's interest hereunder.

         (g) It shall not change, modify, terminate or amend the Irrevocable Instructions and Power of Attorney without written consent of the Agent.

31. POWER OF ATTORNEY. The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power to substitute other officers and agents for such officers and agents, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower without notice to or assent thereof, and in the name of the Borrower or in its own name, from time to time, but only upon and during the continuance of the occurrence of an Event of Default, to take any and all appropriate action, in the Agent's reasonable discretion, to execute any and all documents and instruments relating to the Collateral which may be reasonably necessary or desirable in the judgment of the Agent to protect or preserve the Agent's interest in the Collateral and to perform any of the Borrower's obligations hereunder relating to the Custodian Account, in the Borrower's name or otherwise.

         The Borrower hereby ratifies all that said attorneys lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable for the term of this Agreement. The powers conferred on the Agent hereunder are solely to protect its interests in the Custodian Account and will not impose any duty upon the Agent to exercise any such powers and the Agent will incur no liability to the Borrower or any third party for failure to exercise any such powers. The Agent will be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event will the Agent or any of its officers, directors, employees or agents be responsible to the Borrower for any act or failure to act, except for gross negligence or willful misconduct, unless a higher standard is imposed by law. The Borrower agrees to reimburse the Agent upon demand for any reasonable costs and expenses including, without limitation, reasonable attorneys' fees the Agent may incur while acting as the Borrower's attorney-in-fact hereunder, with interest thereon at the rate set forth in the Note or the Loan Agreement. All of such costs, expenses and interest are included in the Obligations secured by the Collateral.

31. PRINCIPAL EXECUTIVE OFFICE. The Borrower represents and warrants that its major executive office in the United States is located at 180 Kimball Way, South San Francisco, CA 94080. The Borrower will deliver notice of any relocation of its principal executive office in the United States not later than five (5) days prior to the date of such relocation.

1.  AGENT'S RIGHTS AND REMEDIES.

31. 32.  RIGHTS OF AGENT.

         (a) The Agent may at any time upon the occurrence and during the continuance of an Event of Default:

              (i) Instruct the Bailee to liquidate the collateral and pay the proceeds of such liquidation to the Agent; and

              (ii) Do any other act the Agent, at its reasonable discretion, may deem proper, provided such action is commercially reasonable and made in the best business judgment of the Agent.

         (b) During the term of this Agreement, except upon the occurrence and during the continuance of an Event of Default, the Borrower is hereby granted a license to exercise all rights and privileges to vote the Collateral, and any other rights appurtenant to ownership provided that all dividends of Collateral shall be treated as Collateral. The Borrower agrees to execute and deliver to the Agent on demand any statement, indorsement (stock or bond power), instruction, or other document that the Agent in its sole discretion requests as being necessary to create, preserve, validate, or enforce its security interest in the Collateral.

41. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, the Agent may, at the Agent's option:

         (a) exercise with respect to the Collateral all of the remedies of a secured party under Article 9 of the Uniform Commercial Code in the applicable jurisdiction;

         (b)  exercise any and all remedies available under law or in equity;
and

         (c) recover from the Borrower all costs and expenses, including reasonable attorneys' fees, incurred by the Agent in exercising any right or remedy provided for hereunder, or under any of the Loan Documents, or by law, or in equity, which costs and expenses are included in the Obligations secured by the Collateral.

         Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to sell, assign, deliver, encumber, or otherwise dispose of any or all of the Collateral or instruct the Bailee to do so. If any of the Collateral is of a type customarily sold in a recognized market, it shall be commercially reasonable for the Agent to dispose of such Collateral in such market within (i) a reasonable period of time after acquiring possession thereof without further notice to the Borrower or (ii) a reasonable period of time after receipt of written demand from the Borrower, and Agent shall not be responsible for the value recognized in such disposition in a recognized market. In all other events the Agent shall give the Borrower notice of the time and place of the public sale of the Collateral or of the time after which any private sale or other intended disposition is to be made by sending a notice of such sale at least 10 days before the sale or disposition, which the Borrower agrees shall be reasonable notice. In the event the Collateral is sold or otherwise disposed of, the resale price or return shall be applied in the first instance to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing, and the like. The proceeds of the disposition of Collateral may also be applied to the payment of the Agent's reasonable attorneys' fees and legal expenses. Thereafter, the proceeds of the disposition of Collateral shall be applied by the Agent to the payment of Borrower's Obligations. The Agent shall have sole discretion as to the manner of allocating such proceeds of the disposition of Collateral to the payment of Borrower's Obligations, including without limitation the allocation to payment of accrued interest, outstanding principal and/or other amounts due by Borrower under the Loan or Loan Documents. Only after full payment of all of the Borrower's Obligations under the Loan and the Loan Documents and any other payments the Borrower may be required to make need the Agent account for, and pay to the Borrower, any surplus.

         The Borrower recognizes that the Agent may be unable to effect a public sale of the

Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Borrower agrees that any such private sales may be at prices and on other terms less favorable to the seller than if sold at public sales and that such private sales shall not be deemed to have been made in a commercially unreasonable manner on account of their private character.

         No delay or omission to exercise any right or remedy of the Agent upon a default by the Borrower will waive any right or remedy of the Agent or be construed as a waiver of any similar default which occurs later. The Borrower waives any right to require the Agent to proceed against any other person or to exhaust any Collateral or to pursue any other remedy in the Agent's power.

41. AGENT'S DETERMINATION CONCLUSIVE. The Agent's determination as to when an Event of Default or Trigger Event has occurred and what course of action to take upon the occurrence of any of the foregoing events shall be conclusive and binding upon the Bailee and the Borrower solely insofar as the Bailee's performance of its duties hereunder, and the Bailee shall have no duty or right to inquire as to whether the Agent is entitled to give any instruction permitted to be given under this Agreement. Notwithstanding anything to the contrary contained herein, the Borrower agrees to indemnify and hold the Bailee harmless against any and all losses, liabilities, expenses (including, without limitation, reasonable attorneys' fees, costs and expenses), claims, actions or demands arising out of, relating to or in connection with the Bailee's compliance with the Agent's instructions, except to the extent any such losses, liabilities, expenses, claims, actions or demands are the result of the gross negligence or willful misconduct of the Bailee. The foregoing indemnities in this Section 4.3 shall survive the termination of this Agreement for a period of two years.

42. INDEMNIFICATION. The Borrower hereby agrees to indemnify and hold the Agent harmless from any and all liability, loss, damage or expense (including, without limitation, reasonable attorney's fees and disbursements) incurred hereunder, in the enforcement by the Agent of any of its rights or remedies hereunder, in any action taken by the Agent hereunder, and/or by reason or in defense of any and all claims and demands whatsoever that may be asserted against the Agent arising out of the Collateral or otherwise arising in respect of the Agent acting in accordance with this Agreement (excluding, however, any such liability, loss, damage or expense incurred by reason of the willful misconduct or gross negligence of the Agent); and should the Agent incur any such liability, loss, damage or expense, the amount thereof shall be payable by the Borrower, following demand therefor, together with interest which shall accrue thereon at the interest rate applicable to the Loan in effect at that time as provided for in the Loan Documents from the date of such demand, and shall be secured by this Agreement.

43. AGENT EXCULPATIONS. The Agent shall not be responsible for or have any liability for the form, legal sufficiency, genuineness, or legal effect of any signature, description, guaranty, instruction, or document related to the Collateral not provided by the Agent or its representatives. The Borrower agrees that the Agent will not in any way or manner be liable or responsible for any diminution in the value of the Collateral resulting from the release, sale or other disposition of the Collateral at the Borrower's request, or from the failure of the Agent to sell or consent to the sale, liquidation, reinvestment or other disposition of the Collateral after an Event of Default, or for any act or default by the Bailee, any bailee, forwarding agency, transfer agent or any person whomsoever, in connection with the Collateral, except that for any release, sale or disposition of the Collateral not made at the Borrower's request, the Agent may be liable for the Agent's own gross negligence or willful misconduct.

44. BAILEE EXCULPATIONS The Bailee will not be responsible for or have any liability for the form, legal sufficiency, genuineness, or legal effect of any signature, description, guaranty, instruction, or document related to the Collateral not provided by the Bailee or its representatives. The Borrower agrees that the Bailee will not in any way or manner be liable or responsible for any diminution in the value of the Collateral resulting from the release, sale or other disposition of the Collateral at the Borrower's request, or from the failure of the Bailee to sell or consent to the sale, liquidation, reinvestment or other disposition of the Collateral (provided that the Bailee has acted in accordance with this Agreement in failing to sell or failing to consent to the sale), or for any acts taken by Bailee in its capacity as bailee hereunder or as bailee under the Collateral Bailment Agreement, except that for any release, sale or disposition of the Collateral not made at the Borrower's request, the Bailee may be liable for the Bailee's own gross negligence or willful misconduct.

1.  MISCELLANEOUS.

41. 42. AMENDMENT. This Agreement may be amended only by a writing signed by the parties hereto. Any notice or document required by these instructions may be signed by the heirs or successors of the Agent and the Borrower.

51. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by the laws of the State of New York.

52.      JURISDICTION.

         (a) Each of the Borrower, the Bailee and the Agent hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California state court or Federal court of the United States of America in each case sitting in San Francisco, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Borrower, the Bailee and the Agent hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California state or, to the extent permitted by law, in such Federal court. Each of the Borrower and the Agent agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a party may otherwise have to bring any action or proceeding relating to this Agreement against any other party or its respective properties in the court of any jurisdiction.

         (b) Each of the Borrower, the Bailee and the Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such California state or Federal court. Each of the Borrower, the Bailee and the Agent hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) EACH OF THE BORROWER, THE BAILEE AND THE AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE BAILEE, THE BORROWER OR THE AGENT.

53. COUNTERPARTS. This Agreement, and any other documents required to be signed by the parties hereunder, may be signed in counterparts, each of which will constitute one and the same instrument.

54. NOTICES. Any notices required or permitted to be given hereunder shall be delivered in the manner and shall take effect at the times specified in the Loan Agreement. Notices to the Agent or the Borrower may be sent to the addresses set forth in the Loan Agreement and notices to the Bailee may be sent to the address set forth in the Collateral Bailment Agreement.

55. ENTIRE AGREEMENT. This Agreement, the Collateral Bailment Agreement, the Loan Agreement, the Note, the Custodian Agreement, the Irrevocable Instructions and Power of Attorney and the other Loan Documents embody the entire agreement and understanding between the Agent and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

         SECTION HEADINGS. Section headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       ARRIS PHARMACEUTICAL
                                       CORPORATION, as Borrower



                                       By:
                                       Name:
                                       Title:



                                       THE SUMITOMO BANK, LIMITED,
                                       as Agent on behalf of the Lenders


                                       By:
                                       Name:
                                       Title:


                                       By:
                                       Name:
                                       Title:


                                       SUMITOMO BANK OF NEW YORK
                                       TRUST COMPANY, as Bailee



                                       By:
                                       Name:
                                       Title:

                                     EXHIBIT 2.3


DESCRIPTION OF COLLATERAL

    (a) All accounts, money, deposit accounts, certificated securities, uncertificated securities, chattel paper, documents, instruments, general intangibles and all other investments or property of any sort now held, maintained or administered or hereafter held, maintained or administered for the Borrower by the Bailee under the Custodian Agreement by and between the Borrower and the Bailee, together with any stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, dividends, rights to interest, interest payments, dividends paid in stock, distributions thereon, new securities or other property which the Borrower is or may hereafter become entitled to receive on account of such property.

    (b) All property now owned or hereafter acquired by or for the Borrower of the type or class described in any schedule supplementary to the Restricted Account and Security Agreement which is executed by the Agent and the Borrower or in any financing statement which is executed by the Agent and the Borrower.

    (c) All proceeds (including without limitation insurance proceeds from the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company), increase and products of any of the foregoing or replacements thereof or substitutions therefor.

                            COLLATERAL BAILMENT AGREEMENT



         This COLLATERAL BAILMENT AGREEMENT (the "Agreement") is entered into as of September 29, 1997, by and among SUMITOMO BANK OF NEW YORK TRUST COMPANY ("Bailee"), THE SUMITOMO BANK, LIMITED, a Japanese banking corporation, in its capacity as agent (the "Agent") for the Lenders (as hereinafter defined), and ARRIS PHARMACEUTICAL CORPORATION, a Delaware corporation ("Borrower")

    1.   RECITALS.

         1.1. The Agent is acting in its capacity as agent for The Sumitomo Bank, Limited and Silicon Valley Bank (collectively referred to herein as the "Lenders") under a Loan Agreement of even date herewith (the "Loan Agreement") among the Borrower, the Agent and the Lenders. Capitalized terms used but not defined in this Agreement shall have the meaning specified in the Loan Agreement.

         1.2. Concurrently with the execution of this Agreement, Bailee and Borrower are entering into the Custodian Agreement attached hereto as EXHIBIT A (the "Custodian Agreement") pursuant to which Borrower will establish the account provided for therein (the "Custodian Account"). The Custodian Account will be a segregated custodial account with Bailee in which cash and marketable securities shall be held.

         1.3. Borrower has granted Agent a security interest in and lien upon the Custodian Account and all property now or hereafter in the Custodian Account and all proceeds thereof, and in all of Borrower's rights now or hereafter existing against Bailee, including, without limitation all of the property set forth on EXHIBIT B attached hereto (collectively, the "Collateral"), pursuant to the Restricted Account and Security Agreement of even date herewith (the "Security Agreement").

         1.4. Agent and Bailee wish to establish a bailment with respect to, and otherwise provide for, the Collateral and the Custodian Account in accordance with the terms hereof.

    2.   BAILMENT.

         Bailee will act as bailee for Agent in holding or acting as registered owner of the Collateral and in administering the Custodian Account subject to the terms and provisions of this Agreement. Bailee's sole duties and rights in acting as Borrower's bailee shall be as expressly set forth herein. In accordance with Uniform Commercial Code sections 8-313 (1) and 9-305 as in effect in any applicable jurisdiction, and in accordance with Section 9-302(1)(a) of the Uniform Commercial Code as enacted in New York with respect to any deposit accounts now or hereafter maintained with Bailee that constitute Collateral, Agent hereby gives, and Bailee hereby acknowledges receipt of, notice of Borrower's grant to Agent of a security interest in and pledge of the Collateral. In the event of any inconsistency between this Agreement and the Security Agreement, and/or the Custodian Agreement, this Agreement shall be controlling.

    3.   DUTIES OF BAILEE.

         Bailee will, unless Agent waives compliance in writing:

         3.1. Maintain on its books accurate records of Borrower's ownership of and Agent's security interest in the Collateral;

         3.2. Not hold or maintain any Collateral in any account other than the Custodian Account;

         3.3. Upon the receipt of written notice from Agent stating that an Event of Default has occurred and is continuing, and without the need for further inquiry or investigation by Bailee as to any underlying facts or circumstances relating thereto, do any of the following as directed by Agent:
(a) disburse any or all of the Collateral to Agent, (b) allow Agent (and not Borrower) to exercise any rights of Borrower under the Custodian Agreement, and
(c) sell some or all of the Collateral (whether or not such actions will cause investment income to be lost or fees to be incurred in connection therewith) and remit the sale proceeds (less Bailee's normal sales charge but without offset or deduction of any kind for any obligations or indebtedness of the Borrower to the Bailee) to Agent;

         3.4. Not amend or terminate the Custodian Agreement without Agent's consent;

         3.5. Hold or cause to be held any instruments or certificates representing any Collateral only in the State of New York;

         3.6. Concurrently with the acquisition as Collateral of any uncertificated or book-entry securities issued by any issuer and as to which ownership is registered in the name of a nominee of Bailee, take such actions as may be specifically requested in writing by Agent to perfect and maintain the priority of Agent's security interest in such Collateral;

         3.7. In each case, as expressly and specifically requested in writing from time to time by Agent, take any other actions reasonably required by Agent to perfect and maintain the priority of its security interest in the Collateral;

         3.8. On or before the 30th day of each month, provide Agent with an account statement itemizing the Collateral;

         3.9. Inform Agent of any assignment or interest in the Custodian Account of which Bailee has notice;

         3.10. Not permit any transfer, release, distribution, or withdrawal of any Collateral without Agent's prior written approval, or as permitted under
Section 2.6 or Section 2.7 of the Security Agreement or Section 5 of the Custodian Agreement; and

         3.11. Waive any banker's lien, right of offset or similar rights with respect to the Custodian Account.

    4.   INDEMNIFICATION OF BAILEE.

         Borrower agrees that Borrower shall indemnify, defend and hold harmless Bailee, its successors and assigns and its directors, officers, employees and agents from and against any and all losses, liabilities, damages, obligations, deficiencies, payments, costs and expenses (including without limitation costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and disbursements in connection therewith) sustained or incurred by Bailee or such other indemnitee in any way incidental or related to Bailee's actions or capacity as bailee hereunder, except such as are due to Bailee's breach of this Agreement or the Custodian Agreement or the Security Agreement or Bailee's gross negligence or willful misconduct. In the event of any conflicting claims, demands, obligations or contentions asserted by anyone with respect to the Custodian Account or the Collateral, Bailee (a) shall have no duty to adjudicate such claims, (b) may deliver the Collateral that is subject to such claims to Agent if Agent offers to indemnify Bailee for such delivery in a manner that is satisfactory to Bailee, and otherwise may deliver said Collateral only upon the determination of an arbitration panel or the instructions of a court of competent jurisdiction, and (c) may initiate an action in the nature of an interpleader in any court of competent jurisdiction.

    5.   MISCELLANEOUS.

         5.1. Any communications between the parties hereto or notices or requests provided herein to be given shall be given in writing by mailing the same, postage prepaid, or by hand or by commercial delivery service or by telecopier to each party at its address for notices set forth on the signature page hereof, or to such other addresses as either party may hereafter indicate in the foregoing manner. Agent shall provide Borrower with copies of such notices concurrently with its delivery to Bailee of the written notice described in Section 3.3., provided, however, that Agent shall have no liability to Borrower for Agent's failure to provide any such written notice to Borrower.

         5.2. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         5.3. This Agreement shall be governed by, construed and interpreted under the laws of the State of New York.

         5.4. There shall exist no implied obligations on the part of Bailee. Without limiting the generality of the foregoing, beyond the exercise of reasonable care to assure the safe custody of the Collateral while held under this Agreement and the accounting for moneys actually received by Bailee hereunder, and beyond its obligations and responsibilities under the Custodian Agreement and the Security Agreement and the performance of its obligations hereunder, Bailee shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

         5.5. Section headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement.

         5.6. This Agreement, and any other documents required to be signed by the parties hereunder, may be signed in counterparts, each of which will constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

SUMITOMO BANK OF NEW YORK              THE SUMITOMO BANK, LIMITED ,
TRUST COMPANY, as Bailee               as Agent on behalf of the Lenders


By:                               By:
   ---------------------------       --------------------------------
Name:                             Name:
    -------------------------          ------------------------------
Title:                                 Title:
     ------------------------                -----------------------------

                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

Address for Notices:                   Address for Notices:

Two World Financial Center             Pine Street Representative Office
Tower B                           100 Pine Street, Suite 3300
225 Liberty Street, 35th Floor         San Francisco, California  94111-5219
New York, New York  10281              Telephone:  (415) 394-0873
Telephone:  (212) 224-5400             Facsimile:  (415) 394-9797
Facsimile:  (212) 224-5444             Attn: Anthony B. Kwee, Vice President


ARRIS PHARMACEUTICAL
CORPORATION, as Borrower



By:
   --------------------------------

Name:
    ------------------------------
Title:
     -----------------------------

Address for Notices:

180 Kimball Way
South San Francisco, CA  94080
Attention:  Chief Financial Officer
Telephone:  (415) 829-1000
Facsimile:  (415) 829-1001

                                     SCHEDULE 5.6

                                      INSURANCE

    COVERAGE                                               PERIOD OF COVERAGE       INSURANCE CO.            POLICY NO.
    --------                                               ------------------       -------------            ----------
Products Liability and Umbrella Liability

Excess Liability

Package (General Liability, Property & Fidelity)

Non-owned & Hired Automobile

Directors & Officers Liability

Worker's Compensation

Foreign Package

Cargo

Fiduciary
